Exhibit 10.3

Execution Version

AMENDMENT NO. 5 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”) is made as of the 29th day of September, 2022, and amends and is supplemental to (a) that certain credit agreement dated as of September 26, 2018 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (b) that certain guaranty dated as of September 28, 2018 (as amended, supplemented or otherwise modified from time to time, the “Parent Guaranty”), and is by and among, inter alios, (i) SEACOR Marine Foreign Holdings Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), as borrower, (ii) SEACOR Marine Holdings Inc., a corporation incorporated under the laws of the State of Delaware (the “Parent Guarantor”), as parent guarantor, (iii) the entities identified on Schedule 1-A thereto, as subsidiary guarantors, (iv) DNB BANK ASA, New York Branch (“DNB Bank”), as facility agent for the Creditors (in such capacity, the “Facility Agent”), as security trustee for the Creditors (in such capacity, the “Security Trustee”), (v) the Majority Lenders party hereto (the “Consenting Lenders”) and (vi) the Swap Banks. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower has requested that the Lenders extend the Final Payment Date of the Loan;

WHEREAS, the Borrower and the Consenting Lenders party hereto have agreed to execute and deliver this Amendment in order to (i) extend the Final Payment Date with respect to the portion of the Loan made by the Consenting Lenders in return for an increase to the Margin owed to the Consenting Lenders, (ii) increase the amount of the quarterly principal instalments paid to each of the Lenders, and (iii) amend certain other terms and provisions of the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment of the Credit Agreement. The parties hereto agree that:

(a)

All references to “this Agreement” unless otherwise specified shall be deemed to refer to the Credit Agreement, as amended and restated in connection with this Amendment, and each reference to the “Credit Agreement”, including any prior iteration thereof, unless otherwise specified, in any Transaction Document shall be deemed to be a reference to the Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, including but not limited to as amended and restated in connection with this Amendment.

(b)	The Credit Agreement and all exhibits and schedules thereto shall be amended and restated in the form attached as Exhibit A hereto.

2.	Conditions to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”) on which the following conditions shall have been met:

(a)	This Amendment. Each of the parties hereto shall have duly executed and delivered this Amendment;

(b)

Conditions Precedent. The conditions precedent set forth in Section 4.1 of the Credit Agreement attached hereto as Exhibit A shall have been satisfied or waived in accordance with the terms thereof; and

(c)

Extension Fee. The Facility Agent shall have received payment in full of the extension fee due to the Consenting Lenders described in the fee letter entered into as of the date hereof between, among others, the Borrower and the Facility Agent.

3. Expenses. The Borrowers hereby agree to pay to the Facility Agent, the Security Trustee and the Lenders all reasonable expenses related to this Amendment in accordance with Section 13.2 of the Credit Agreement, including any expenses of preparation, negotiation, execution and administration of this Amendment and the transactions contemplated hereby and the reasonable fees and disbursements of the Facility Agent, the Security Trustee and the Lenders’ counsel in connection herewith.

4. Representations and Warranties. Each of the Credit Parties represents and warrants to the Facility Agent as of the Effective Date that:

(a)

all acts, filings, conditions and things required to be done and performed and to have happened (including, without limitation, the obtaining of all necessary corporate or shareholder approvals and all governmental approvals, including those of any monetary or exchange control authority) precedent to the entering into of this Amendment to constitute this Amendment and the other Loan Documents required to be entered into under the Amendment the duly authorized, legal, valid and binding obligation of such Credit Party, as applicable, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws;

(b)

immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, except for (A) representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, or (B) representations and warranties which are already qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects as qualified by such materiality or Material Adverse Effect, and no Event of Default shall have occurred and be continuing.

5. No Defaults. Each of the Credit Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default and each of the Credit Parties hereby represents and warrants that as of the Effective Date there exists no Event of Default or any condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

6. Covenants. Each of the Credit Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and the other Transaction Documents to which it is a party, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings so long as the Credit Agreement, as amended hereby, shall remain in effect.

7. No Other Amendment. All other terms and conditions of the Credit Agreement and each of the other Transaction Documents shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

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8. Reaffirmation of Obligations. Each of the Credit Parties (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Agreement, the Parent Guaranty and the other Transaction Documents, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Credit Party’s obligations under the Transaction Documents.

9. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

11. Effect of Amendment. All references in any Transaction Document to the Credit Agreement on and after the Effective Date shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that, except as amended by this Amendment, all of the terms and provisions of the Credit Agreement shall remain in full force and effect. This Amendment is a Transaction Document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SEACOR MARINE HOLDINGS INC., as Parent Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Executive Vice President/Chief Financial Officer

SEACOR MARINE FOREIGN HOLDINGS INC., as Borrower

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Executive Vice President

AARON S MCCALL LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President

ALYA MCCALL LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President

MICHAEL G MCCALL LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President

[Signature Page to Amendment No. 5 to Credit Agreement]

FALCON PEARL LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President

FALCON DIAMOND LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President

SEA-CAT CREWZER LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President

SEA-CAT CREWZER II LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President

SEACOR HAWK LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President

SEACOR EAGLE LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President

[Signature Page to Amendment No. 5 to Credit Agreement]

SEACOR OFFSHORE MYSTERY LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President/Treasurer

SEACOR OFFSHORE MISCHIEF LLC, as Subsidiary Guarantor

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President/Treasurer

SEACOR OFFSHORE MCCALL LLC, as a Vessel Owning Entity

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President/Treasurer

[Signature Page to Amendment No. 5 to Credit Agreement]

DNB BANK ASA, NEW YORK BRANCH as Facility Agent, Security Trustee and Swap Bank

By:	/s/ SAMANTHA STONE
Name: Samantha Stone
Title: Vice President

By:	/s/ PAM SORENSON
Name: Pam Sorenson
Title: Assistant Vice President

DNB CAPITAL LLC, as Lender

By:	/s/ ANDREAS K. HUNDVEN
Name: Andreas K. Hundven
Title: Vice President

By:	/s/ ANDREW J SHOHET
Name: Andrew J. Shohet
Title: Senior Vice President

[Signature Page to Amendment No. 5 to Credit Agreement]

HANCOCK WHITNEY BANK, as Lender and Swap Bank

By:	/s/ TOMMY D. PITRE
Name: Tommy D. Pitre
Title: Senior Vice President

[Signature Page to Amendment No. 5 to Credit Agreement]

CLIFFORD CAPITAL PTE. LTD. as Lender

By:	/s/ WONG SHYR KONG (HUANG SHIGANG)
Name: Wong Shyr Kong (Huang Shigang)
Title: Co-Head, Risk

[Signature Page to Amendment No. 5 to Credit Agreement]

Acknowledged and agreed by:

SEACOR OFFSHORE LLC, as a Vessel Owning Entity

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President/Treasurer

SEACOR LB OFFSHORE LLC, as a Vessel Owning Entity

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Vice President/Treasurer

SEACOR MARINE LLC, as a Vessel Owning Entity

By:	/s/ JESUS LLORCA
Name: Jesus Llorca
Title: Executive Vice President/Treasurer

[Signature Page to Amendment No. 5 to Credit Agreement]

EXHIBIT A

Form of Amended and Restated Credit Agreement

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

PROVIDING FOR A SENIOR SECURED TERM LOAN OF

$74,715,968.59

BY AND AMONG

SEACOR MARINE FOREIGN HOLDINGS INC.,

as Borrower,

SEACOR MARINE HOLDINGS INC.,

as Parent Guarantor

THE ENTITIES IDENTIFIED ON SCHEDULE 1-A,

as Subsidiary Guarantors

DNB BANK ASA, NEW YORK BRANCH,

as Facility Agent and Security Trustee

THE FINANCIAL INSTITUTIONS IDENTIFIED ON SCHEDULE 1-B,

as Lenders and Swap Banks

*    *    *

DNB MARKETS, INC. AND CLIFFORD CAPITAL PTE. LTD.,

as Mandated Lead Arrangers

DNB MARKETS, INC.,

as Coordinator and Bookrunner

as of September 29, 2022

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TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

EXHIBITS

A	Form of Notes
B	Form of Parent Guaranty
C-1	Form of Marshall Islands Mortgage
C-2	Form of United States Mortgage
D	Form of Earnings Assignment
E	Form of Insurances Assignment
F	Form of Charters Assignment
G	Form of Interest Rate Agreement Assignment
H	Form of Assignment and Assumption Agreement
I	Form of Account Control Agreement
J	Form of Earnings Account Pledge
K	Form of Vessel Manager’s Undertaking
L	Form of Compliance Certificate
M	Form of Membership Pledge Agreement (New York law)

SCHEDULE 1	PARTIES

SCHEDULE 2	INDEBTEDNESS

SCHEDULE 3	LIENS

SCHEDULE 4	VESSELS

SCHEDULE 5	INVESTMENTS

SCHEDULE 6	AFFILIATE TRANSACTIONS

SCHEDULE 7	DPA DOCUMENTS

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of the 29th day of September 2022, by and among (i) SEACOR MARINE FOREIGN HOLDINGS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands (“Borrower”), as borrower, (ii) SEACOR MARINE HOLDINGS INC., a corporation incorporated under the laws of the State of Delaware (the “Parent Guarantor”), as parent guarantor, (iii) the entities identified on Schedule 1-A hereto as subsidiary guarantors, (iv) DNB BANK ASA, NEW YORK BRANCH (“DNB Bank”), as facility agent for the Creditors (in such capacity, the “Facility Agent”), as security trustee for the Creditors (in such capacity, the “Security Trustee”), (v) the banks, financial institutions and institutional lenders whose names and addresses are set out in Schedule 1-B hereto, as lenders (together with any assignee pursuant to the terms of Section 10 hereof, the “Lenders”, and each separately, a “Lender”), (vi) the Swap Banks, (vii) DNB MARKETS, INC., and CLIFFORD CAPITAL PTE. LTD., as mandated lead arrangers, and (viii) DNB MARKETS, INC., as coordinator and bookrunner.

WITNESSETH THAT:

WHEREAS, pursuant to that certain credit agreement, dated as of September 26, 2018 (as amended, supplemented or otherwise modified from time to time, including by that certain Amendment No. 1 to Credit Agreement and Parent Guaranty dated August 6, 2019, that certain Amendment No. 2 to Credit Agreement dated November 26, 2019, that certain Amendment No. 3 to Credit Agreement and Parent Guaranty dated June 29, 2020 and that certain Amendment No. 4 to the Credit Agreement and Parent Guaranty dated June 15, 2022, the “Original Credit Agreement”) the Lenders made available to the Borrower a senior secured term loan facility in the initial principal amount of $130,000,000 (the “Original Credit Facility”) to, among other things, refinance the Vessels (as defined therein);

WHEREAS, the Lenders constituting Majority Lenders under the Original Credit Facility have agreed to, among other things, a prepayment of $5,253,604.49 on the Closing Date to be distributed amongst the Lenders, extend the Final Payment Date with respect to the portion of the Loan made by the Majority Lenders in return for an increase to the Margin owed to the Majority Lenders, and increase the amount of the quarterly principal instalments paid to each of the Lenders;

WHEREAS, subject to the terms and conditions set forth herein, the parties hereto have agreed to make certain amendments to the Original Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

12. DEFINITIONS

12.1 Specific Definitions. In this Agreement the words and expressions specified herein, including in the preamble hereof, shall, except where the context otherwise requires, have the meanings attributed to them below:

“Acceptable Accounting Firm”	means (i) Grant Thornton LLP and any other “big four” accounting firm or (ii) such other independent certified public accountants of recognized national standing selected by Borrower, and reasonably satisfactory to the Facility Agent;

“Account Bank”	means DNB Bank ASA, acting through its New York Branch and its London Branch and any other financial institution approved by the Majority Lenders;

“Account Control Agreement”	means the amended and restated account control agreement by and among the Borrower, the Account Bank and the Security Trustee in respect of the Earnings Account Pledge entered into pursuant to the terms of this Agreement;

“Additional Credit Support Vessels”	means the vessels listed on Schedule 4-B hereto;

“Administrative Questionnaire”	means an administrative questionnaire in a form supplied by the Facility Agent;

“Affected Financial Institution”	means (a) any EEA Financial Institution or (b) any UK Financial Institution;

“Affiliate”	means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

“Annex VI”	means the Regulations for the Prevention of Air Pollution from Ships to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997);

“Anti-Money Laundering Laws”	means (i) any U.S. anti-money laundering laws and regulations, including the U.S. Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations, and (ii) all other non-U.S. anti-money laundering laws and regulations that are applicable to any Credit Party or any Creditor;

“Amendment No.4 Effective Date”	means the “Effective Date” as defined in that certain Amendment No. 4 to Credit Agreement and Parent Guaranty, entered into by the parties thereto in connection with this Agreement as of June 15, 2022;

“Applicable Rate”	means any rate of interest applicable to the Loan from time to time pursuant to Section 6.1;

“Appraised Value”	means, with respect to any Vessel, an average of the values provided by two (or three if the two valuations differ by more than 10%) Approved Brokers, one of which shall be Fearnley Offshore A/S or Clarkson Valuations Limited, for such Vessel on a stand-alone arm’s length, willing buyer, willing seller basis, free and clear of any Liens, charters or other encumbrances and with no value given to any pooling arrangements. No appraisal shall be dated more than thirty (30) days prior to the date on which such appraisal is required pursuant to this Agreement;

“Approved Bareboat Charter”	means (i) any bareboat charter to Affiliates, and (ii) such other bareboat charter as may be approved in writing by the Majority Lenders;

“Approved Broker(s)”	means Fearnley Offshore A/S, Clarkson Valuations Limited, Dufour, Laskay & Strouse, Inc. and IHS-Markit or any other Person proposed by the Borrower and approved by the Facility Agent, such approval not to be unreasonably withheld, conditioned or delayed;

“Approved Classification Society”	means Lloyds, DNV GL, American Bureau of Shipping and Bureau Veritas;

“Assigned Moneys”	means sums assigned to and/or received by the Security Trustee or any Lender pursuant to any Security Document;

“Assignment and Assumption Agreement(s)”	means the Assignment and Assumption Agreement(s) executed pursuant to Section 10 substantially in the form set out in Exhibit H;

“Assignment Notices”

means notices with respect to:

(a)   the Earnings Assignments substantially in the form set out in Exhibit 1 thereto;

(b)   the Insurances Assignments substantially in the form set out in Exhibit 3 thereto; and

(c)   the Charter Assignments substantially in the form set out in Exhibit 1 thereto.

“Assignments”	means the Earnings Assignments, the Insurances Assignments, the Charter Assignments and the Interest Rate Agreement Assignments;

“Available Tenor”	has the meaning given thereto in Section 6.5(e);

“Bail-In Action”	means the exercise of any Write-down and Conversion Powers;

“Bail-In Legislation”

(a)   in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)   in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;

“Banking Day(s)”	means any day excluding Saturday, Sunday and any day on which banks located in Amsterdam, the Netherlands, New York, New York, Oslo, Norway and Singapore, Singapore are authorized or required by law or other governmental action to close;

“Benchmark”	has the meaning given thereto in Section 6.5(e);

“Benchmark Replacement”	has the meaning given thereto in Section 6.5(e);

“Benchmark Replacement Adjustment”	has the meaning given thereto in Section 6.5(e);

“Benchmark Replacement Date”	has the meaning given thereto in Section 6.5(e);

“Benchmark Transition Event”	has the meaning given thereto in Section 6.5(e);

“Benchmark Transition Start Date”	has the meaning given thereto in Section 6.5(e);

“Benchmark Unavailability Period”	has the meaning given thereto in Section 6.5(e);

“Borrower”	shall have the meaning ascribed thereto in the preamble;

“Cash Equivalents”	means any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three (3) months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three (3) months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s;

“Change of Control”

(a)   means:

(a)   with respect to the Parent Guarantor, any event or series of events occurs pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power or ownership interest of the Parent Guarantor;

(b)   with respect to the Borrower, any event or series of events occurs pursuant to which the Parent Guarantor ceases to own and control, directly or indirectly, 100% of the voting power or ownership interest of the Borrower;

(c)   with respect to any Subsidiary Guarantor, any event or series of events occurs pursuant to which the Parent Guarantor ceases to own and control, directly or indirectly, 100% of the voting power or ownership interest of such Subsidiary Guarantor;

(d)   with respect to any other Vessel Owning Entity, any event or series of events occurs pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Parent Guarantor, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power or ownership interest of such Vessel Owning Entity; or

(e)   individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors or equivalent governing body of the Parent Guarantor (together with any new directors (or equivalent) whose election by such board of directors or equivalent governing body or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors or equivalent governing body then still in office who either were members of such board of directors or equivalent governing body at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such board of directors or equivalent governing body then in office;

“Charter”	means, in respect of a Vessel, any charter or other contract for its employment, whether or not already in existence;

“Charter Assignments”	means the amended and restated assignments in respect of a Charter with an initial term or duration in excess of (or capable of exceeding, by virtue of any optional extension) 12 months over each Vessel executed by the relevant Credit Party in favor of the Security Trustee, pursuant to the terms of this Agreement;

“Classification Society”	means any Approved Classification Society or another member of the International Association of Classification Societies approved by the Facility Agent, with whom a Vessel is entered and who conducts periodic physical surveys and/or inspections of such Vessel;

“Code”	means the Internal Revenue Code of 1986, as amended, and any successor statute thereto and any regulation promulgated thereunder;

“Collateral”	means all property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired in which the Security Trustee or any Creditor has been granted a security interest pursuant to a Security Document;

“Commitment(s)”	means, in relation to a Lender, the portion of the Loan set out opposite its name in Schedule 1-B hereto or, as the case may be, in any relevant Assignment and Assumption Agreement, as such amount shall be reduced from time to time pursuant to Section 5;

“Compliance Certificate”	means a certificate attached hereto as Exhibit L or such other form as the Facility Agent may agree;

“Conforming Changes”	means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Banking Day,” the definition of “U.S. Government Securities Banking Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 6.5 and other technical, administrative or operational matters) that the Facility Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility

Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Facility Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Facility Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents);

“Convertible Bond”	means the notes issued under that certain $175,000,000 note purchase agreement entered into as of November 30, 2015 among (i) the Parent Guarantor, as issuer, and (ii) investment funds managed and controlled by The Carlyle Group, as purchasers (as amended from time to time, including on May 2, 2018), including any exchange of such notes into other debt or similar note instruments;

“Credit Parties”	means the Borrower, the Parent Guarantor and the Subsidiary Guarantors;

“Credit Support Vessels”	means the vessels listed on Schedule 4-A hereto;

“Creditors”	means the Lenders, the Facility Agent, the Security Trustee, the Swap Banks, and each separately, a “Creditor”;

“Default”	means any event that would, with the giving of notice or passage of time, constitute an Event of Default;

“Default Rate”	means a rate per annum equal to two percent (2%) over the Applicable Rate then in effect;

“Designated Jurisdiction”	means the Republic of Marshall Islands, the United States, Nigeria (solely with respect to the bareboat registration of any Vessel as may be approved in writing by the Majority Lenders), or such other jurisdiction as may be approved by the Facility Agent, such approval not to be unreasonably withheld, conditioned or delayed;

“DNB Bank”	shall have the meaning ascribed thereto in the preamble;

“DOC”	means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and the sign “$”	means the legal currency, at any relevant time hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Facility Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

“DPA”	means each deferred payment agreement with respect to shipbuilding contracts and as listed in Schedule 7 hereto;

“DPA Net Interest Expenses”	means the aggregate of all interest payments in respect of outstanding Indebtedness thereof that are due from the Parent Guarantor and its Subsidiaries on a consolidated basis during the relevant accounting period attributable to the DPA SPVs, determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Parent Guarantor;

“DPA Obligations”	means the obligations of the Parent Guarantor and its relevant Subsidiaries under each DPA and each DPA Parent Guarantee, SEACOSCO SPA DPA and the SEACOSCO SPA DPA Parent Guarantee;

“DPA Parent Guarantee”	means each parent guarantee listed in Schedule 7 hereto;

“DPA SPV EBITDA”

means, for any accounting period, the consolidated net income of the DPA SPVs on a consolidated basis:

(a)   plus, to the extent reducing consolidated net income, the sum, without duplication, of:

(i) provisions for all federal, state, local and foreign income taxes and any tax distributions attributable to the DPA SPVs;

(ii)  DPA Net Interest Expenses; and

(iii)  depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses attributable to the DPA SPVs;

(b)   minus, to the extent added in computing the consolidated net income of the Parent Guarantor for that accounting period, any non-cash income or non-cash gains (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reversal for potential cash item in any prior period attributable to the DPA SPVs);

“DPA SPVs”	means, collectively, the special purpose vehicle entities listed in Schedule 7 hereto, as owners of the vessels corresponding thereto;

“DPA Vessel”	means each vessel listed as being owned by a DPA SPV in Schedule 7;

“Earnings Account”	means the deposit account with account no. 14556001 maintained by the Borrower with the Account Bank;

“Earnings Account Pledge”	means the amended and restated pledge of Earnings Account executed by the Borrower in favor of the Security Trustee pursuant to the terms of this Agreement;

“Earnings Assignment(s)”	means the amended and restated assignment in respect of the earnings of each Vessel from any and all sources (including requisition compensation), executed by the relevant Subsidiary Guarantor in favor of the Security Trustee pursuant to the terms of this Agreement;

“EEA Financial Institution”	means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country”	means any member state of the European Union, the United Kingdom, Iceland, Liechtenstein and Norway;

“EEA Resolution Authority”	means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;

“Effective Date”	means the date on which all of the conditions precedent in Section 4.1 are satisfied (or waived) under and in accordance with this Agreement, which occurred on September 29, 2022;

“Environmental Approval(s)”	shall have the meaning ascribed thereto in Section 2.1(p);

“Environmental Claim(s)”	shall have the meaning ascribed thereto in Section 2.1(p);

“Environmental Law(s)”	shall have the meaning ascribed thereto in Section 2.1(p);

“Equity Interest”

means:

(i) any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person; and

(ii) all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person;

“ERISA”	means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute and regulation promulgated thereunder;

“ERISA Affiliate”	means a trade or business (whether or not incorporated) which is under common control with any Credit Party or any Subsidiary thereof within the meaning of Sections 414(b), (c), (m) or (o) of the Code or which would be considered a member of a “controlled group” with any Credit Party or any Subsidiary thereof under Section 4001 of ERISA;

“ERISA Funding Event”	means (i) any failure by any Plan to satisfy the minimum funding standards (for purposes of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iii) the failure by any Credit Party, Subsidiary thereof or ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iv) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430(i) of the Code); (v) the incurrence by any Credit Party, Subsidiary thereof or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (vi) the receipt by any Credit Party, Subsidiary thereof or ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party, Subsidiary thereof or ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (vii) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period to the PBGC is waived); or (viii) the existence with respect to any Plan of a non-exempt “prohibited transaction” for purposes of Section 406 of ERISA or Section 4975 of the Code;

“ERISA Termination Event”	means (i) the imposition of any lien under Section 430(k) of the Code or any other lien in favor of the PBGC or any Plan or Multiemployer Plan on any asset of any Credit Party, Subsidiary thereof or ERISA Affiliate thereof in connection with any Plan or Multiemployer Plan; (ii) the receipt by any Credit Party, Subsidiary thereof or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (iii) the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA; (iv) the institution of proceeding to terminate a Plan or a Multiemployer Plan; (v) the incurrence by any Credit Party, Subsidiary thereof or ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; or (vi) the occurrence of any other event or condition which might constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

“EU Bail-In Legislation Schedule”	means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

“Event of Default”	shall have the meaning ascribed thereto in Section 8.1;

“Exchange Act”	means the Securities and Exchange Act of 1934, as amended;

“Excluded Hedging Obligations”	means, with respect to any Credit Party, any Hedging Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal;

“Executive Orders”	means the directives issued to federal agencies by the President of the United States of America;

“Facility Agent”	shall have the meaning ascribed thereto in the preamble;

“Fair Market Value”	means, (i) with respect to any Vessel, the Appraised Value of such Vessel and (ii) with respect to any other asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Credit Party which is selling or owns such asset;

“FATCA”

means:

(a) Sections 1471 through 1474 of the Code and any regulations thereunder issued by the United States Treasury;

(b) any treaty, law or regulation of any jurisdiction, or relating to an intergovernmental agreement between jurisdictions, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction;

“FATCA Deduction”	means a deduction or withholding from a payment under this Agreement or any Security Document required by or under FATCA;

“FATCA Exempt Party”	means a FATCA Relevant Party who is entitled under FATCA to receive payments free from any FATCA Deduction;

“FATCA Non-Exempt Party”	means a FATCA Relevant Party who is not a FATCA Exempt Party;

“FATCA Non-Exempt Lender”	means any Lender who is a FATCA Non-Exempt Party;

“FATCA Relevant Party”	means each Creditor;

“Federal Funds Effective Rate”	means for any period, a fluctuating interest rate for each day during such period equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Facility Agent from three (3) Federal Funds brokers of recognized standing selected by the Facility Agent;

“Fee Letter”	means any letter or letters between any of the Creditors (or any of its Affiliates) and any Credit Party setting out any of the fees payable by such Credit Party in connection with the loan facility contemplated by this Agreement;

“Final Payment Date”	means, with (a) respect to Tranche A, September 30, 2023, and (b) with respect to Tranche B, the earlier of (i) the date that is ninety (90) days before the “Maturity Date” (as defined in the Convertible Bond) of the Convertible Bond, and (ii) March 31, 2026;

“Floor”	means a rate of interest equal to 0.00%;

“Foreign Plan”	an employee benefit plan, program, policy, scheme or arrangement that is not subject to U.S. law and is maintained or contributed to by any Credit Party or Subsidiary thereof or for which any Credit Party or Subsidiary thereof has or could have any liability;

“Foreign Termination Event”	the occurrence of an event with respect to the funding or maintenance of a Foreign Plan that could reasonably be expected to result in a lien on, or seizure of, any Collateral;

“Foreign Underfunding”	the excess, if any, of the accrued benefit obligations of a Foreign Plan (based on those assumptions used to fund that Foreign Plan or, if that Foreign Plan is unfunded, based on those assumptions used for financial accounting statement purposes or, if accrued benefit obligations are not calculated for financial accounting purposes, based on such reasonable assumptions as may be approved by the relevant Credit Party’s independent auditors for these purposes) over the sum of (i) the assets of such Foreign Plan and (ii) the liability related to such Foreign Plan accrued by the relevant Credit Party for financial accounting statement purposes which could reasonably be expected to result in a liability to any Credit Party in the aggregate in excess of US$5,000,000;

“GAAP”	shall have the meaning ascribed thereto in Section 1.3;

“Governmental Authority”	means any nation or government, any state or other political subdivision thereof and any agency, authority, commission, board, bureau or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Group”	means the Parent Guarantor and its Subsidiaries;

“Hedging Obligation”	means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act;

“Historical Financial Statements”	means as of the Effective Date (i) the audited financial statements of the Parent Guarantor for the period ending December 31, 2021 and (ii) the unaudited financial statements of the Parent Guarantor as of the most recent fiscal quarter ended after the date of the most recent audited financial statements;

“IAPPC”	means a valid international air pollution prevention certificate for a Vessel issued under Annex VI;

“Indebtedness”	means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) the face amount of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases that are properly classified as a liability on a balance sheet in accordance with GAAP, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables;

“Indemnitee”	shall have the meaning ascribed thereto in Section 17.9;

“Information”	means all information received from the Credit Parties relating to any of them or any of their respective businesses in connection with this Agreement that was not otherwise available to the Facility Agent or any Lender on a non-confidential basis prior to such disclosure by the Credit Parties; provided, that, in the case of information received from the Credit Parties after the Original Closing Date, such information is clearly identified at the time of delivery as confidential;

“Insurances Assignment(s)”	means the amended and restated assignments in respect of the insurances over each Vessel executed by the Subsidiary Guarantors in favor of the Security Trustee pursuant to the terms of this Agreement;

“Intercompany Debt”	shall have the meaning ascribed thereto in Section 9.2(l)(ii);

“Interest Period”	means each three (3) month period commencing on the Effective Date or the last day of the preceding Interest Period with respect to the Loan and ending on the same day in the third calendar month thereafter; provided, however, that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month;

“Interest Rate Agreement(s)”	means any counter-indemnity, interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement entered into between the Borrower with a Swap Bank, which is designed to protect the Borrower against fluctuations in interest rates applicable under this Agreement, including but not limited to, that certain ISDA Master Agreement together with the Schedule thereto to be made between the Borrower and the Swap Bank, as counterparties;

“Interest Rate Agreement Assignments”	means the amended and restated assignments in respect of any Interest Rate Agreements executed by the Borrower in favor of the Security Trustee pursuant to the terms of this Agreement;

“Inventory of Hazardous Material”	shall have the meaning ascribed thereto in Resolution MEPC.269(68) of the International Maritime Organization;

“Investment”	means (i) any capital contribution to any Person, (ii) any purchase of any stock, bonds, notes, debentures, other securities or assets constituting a business unit of any Person, (iii) any loan, credit or advance made to any Person, or (iv) any other investment in any Person; provided, that for clarity, purchases and other acquisitions of spares, materials, equipment and intangible property relating to vessels in the ordinary course are not deemed to be Investments;

“IRS”	means the Internal Revenue Service of the United States Department of the Treasury;

“ISM Code”	means the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISPS Code”	means the International Ship and Port Facility Security Code adopted by the International Maritime Organization at a conference in December 2002, and amending the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC”	means the International Ship Security Certificate issued pursuant to the ISPS Code;

“Lender(s)”	shall have the meaning ascribed thereto in the preamble;

“LIBOR”	means, with respect to any Interest Period for the Loan, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) (rounded upward to the nearest 1/16th of one percent (1%)) of Dollars for a period equivalent to the relevant Interest Period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period as displayed on page LIBOR01 or LIBOR 02 of the Reuters Screen (or any such replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, provided that if such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower); provided further that if on such date no such rate is so displayed for the relevant Interest Period, LIBOR for such period shall be the rate quoted to the Lenders by the Reference Bank at the request of the Lenders as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period (it being understood and agreed by the Borrower that in the event LIBOR is less than the Floor, it shall be deemed the Floor);

“Lien”	means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or similar notice under the Uniform Commercial Code or the comparable law of any jurisdiction);

“Loan”	means the senior secured term loan made available by the Lenders to the Borrower pursuant to the Original Credit Agreement and continuing to be outstanding under this Agreement;

“Majority Lenders”	means, at any time, one or more Lenders who have or hold Commitments that exceed 66 2/3% of the aggregate total Commitments of all Lenders at such time;

“Management Agreement”	means with respect to each Vessel, that certain ship management agreement between each Subsidiary Guarantor and the relevant Vessel Manager as in effect on the Original Closing Date, the form of which has been disclosed to the Facility Agent prior to the Original Closing Date, or any replacement thereof with the prior written consent of the Facility Agent, such consent not to be unreasonably withheld, conditioned or delayed;

“Mandatory Costs”	means in relation to the Loan or an unpaid sum the rate per annum notified by any Lender to the Facility Agent to be the cost to that Lender of compliance with the requirements of the Financial Conduct Authority (UK) and/or the Prudential Regulation Authority (UK) or, in any case, any similar institution which replaces all or any of their functions whose requirements such Lender complies with;

“Margin”	means, (a) with respect to Tranche A, 4.75% from the Amendment No. 4 Effective Date until December 31, 2022, and thereafter, 3.75%; and (b) with respect to Tranche B, from and after the Amendment No. 4 Effective Date 4.75%;

“Material Adverse Effect”	means (i) a material adverse effect on (A) the ability of the Security Parties, taken as a whole, to meet any of their respective obligations with regard to any Transaction Document, the Loan and the financing arrangements established in connection therewith, or (B) the business, property, assets, liabilities operations, condition (financial or otherwise) or prospects of the Security Parties, taken as a whole, or (ii) a material impairment of the validity or enforceability of any Transaction Document;

“Materials of Environmental Concern”	shall have the meaning ascribed thereto in Section 2.1(p);

“Mortgage(s)”	means the first preferred/priority ship mortgage on each of the Vessels or amendments or amendments and restatements thereof, in substantially the forms attached as Exhibits C-1 or C-2 hereto, executed by the relevant Vessel Owning Entity in favor of the Security Trustee, or such other first preferred/priority ship mortgage given in compliance with the terms of this Agreement;

“MTSA”	means the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295;

“Multiemployer Plan”	means, at any time, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party, Subsidiary thereof or ERISA Affiliate is making or accruing an obligation to make contributions (or is required to make or accrue an obligation to make contributions) or has within any of the six preceding plan years made or accrued an obligation to make contributions (or has been required to make or accrue an obligation to make contributions);

“Net Insurance Proceeds”	means an amount equal to: (i) any cash payments or proceeds received by any Credit Party (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any Vessel pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such Vessel to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by any Credit Party in connection with the adjustment or settlement of any claims of such Credit Party in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith;

“Note”	means each promissory note to be executed by the Borrower, to the Facility Agent or its registered assigns to evidence a Tranche, substantially in the form set out in Exhibit A;

“OFAC”	means the U.S. Department of the Treasury’s Office of Foreign Assets Control;

“Operator”	means, in respect of a Vessel, the Person who operates such Vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“Original Closing Date”	means September 26, 2018;

“Original Credit Agreement”	has the meaning ascribed to it in the recitals;

“Parent Guaranty”	means the amended and restated guaranty to be executed by the Parent Guarantor in favor of the Security Trustee, substantially in the form set out in Exhibit B;

“Parent Guarantor”	shall have the meaning ascribed thereto in the preamble;

“Participant”	Shall have the meaning ascribed thereto in Section 10(f);

“Patriot Act”	shall have the meaning ascribed thereto in Section 17.10;

“PBGC”	means the Pension Benefit Guaranty Corporation;

“Permitted Indebtedness”	shall have the meaning ascribed thereto in Section 9.2(l);

“Permitted Liens”	shall have the meaning ascribed thereto in Section 9.2(a);

“Person”	means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

“Plan”	means any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which any Credit Party, Subsidiary thereof or ERISA Affiliate is or, within the six-year period prior to the date of this Agreement was, (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

“Pledge Agreement”	means a share pledge, membership interest pledge, or share charge (or amendment and restatement thereof) pursuant to which the capital stock or membership interests, as the case may be, of each Subsidiary Guarantor are pledged to the Security Trustee pursuant to the terms of this Agreement;

“Qualified ECP Guarantor”	means, in respect of any Hedging Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Hedging Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act;

“Reference Bank”	means DNB Bank;

“Regulation T”	means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time;

“Regulation U”	means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time;

“Regulation X”	means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time;

“Related Fund”	means, with respect to any Lender that is an investment fund (the “first fund”), any other investment fund that invests in commercial loans which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

“Related Party”	means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates;

“Relevant Parents”	means the entities identified as such on Schedule 1-A hereto or any other entity that owns any Subsidiary Guarantor and enters into a Pledge Agreement in accordance with the terms hereof;

“Relevant Individuals”	means, with respect to any Person, such Person’s directors (or equivalent), officers and employees;

“Relevant Prepayment Amount”

means:

(i) for so long as the principal amount of the Loan outstanding exceeds $55,000,000, an amount equal to the lesser of:

(a)   100% of the net proceeds of the sale of such Vessel or the Net Insurance Proceeds received in connection with a loss described in Section 5.4(a); and

(b)   an amount sufficient to prepay the principal amount of the Loan outstanding so that the principal amount of the Loan outstanding following such prepayment equals $55,000,000; or

(ii)  at any time during which the principal amount of the Loan outstanding is less than or equal to $55,000,000, in respect of any Vessel (other than FALCON DIAMOND and FALCON PEARL) an amount equal to the higher of:

(a)   the least of:

(x) 10% of the principal amount of the Loan then outstanding;

(y) the Fair Market Value of the Vessel sold or lost divided by the aggregate Fair Market Value all Vessels mortgaged to the Security Trustee multiplied by the principal amount of the Loan then outstanding; and

(z) Net Insurance Proceeds received in connection with a less described in Section 5.4(a); and

(b)   an amount sufficient to satisfy the asset maintenance test set forth in Section 9.3, after giving effect to the sale or loss of the relevant Vessel; or

(iii)  at any time during which the principal amount of the Loan outstanding is less than or equal to $55,000,000, in respect of FALCON DIAMOND and FALCON PEARL, an amount equal to the highest of:

(a)   the least of:

(x) 10% of the principal amount of the Loan then outstanding; and

(y) Net Insurance Proceeds received in connection with a loss described in Section 5.4(a); and

(b)   the Fair Market Value of FALCON DIAMOND or FALCON PEARL, as the case may be, sold or lost divided by the aggregate Fair Market Value of all Vessels mortgaged to the Security Trustee multiplied by the principal amount of the Loan then outstanding; and

(c)   an amount sufficient to satisfy the asset maintenance test set forth in Section 9.3, after giving effect to the sale or loss of the relevant Vessel;

it being understood and agreed that for purposes of this calculation, the Fair Market Value of a Vessel shall be based on valuations most recently provided pursuant to Section 9.1(q);

“Repeating Representations”	means those representations and warranties included in Sections 2.1(a) (Due Organization and Power), 2.1(b) (Authorization and Consents), 2.1(c) (Binding Obligations), 2.1(d) (No Violation), 2.1(e) (Filings; Stamp Taxes), 2.1(n) (Pari Passu Ranking), 2.1(w) (Citizenship), 2.1(x) (Investment Company), 2.1(l) (ERISA), 2.1(u) (Solvency) and 2.1(z) (Sanctions and Anti-Money Laundering);

“Rescindable Amount”	has the meaning ascribed to it in Section 15.17;

“Resolution Authority”	means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority;

“Responsible Officer”	means, as applied to any Person, any individual holding the position of chief executive officer, president, vice president, chief financial officer, secretary or treasurer of such Person (or, in each case, the equivalent thereof) or, with respect to any Person that is not a corporation and/or that does not have officers, any individual holding any such position of the general partner, the sole member, managing member or similar governing body of such Person;

“Restricted Party”	means any of the following currently or in the future: (i) an individual, entity or vessel named on a Sanctions List, or any entity or vessel 50% or more owned or controlled in the aggregate by, directly or indirectly, such individuals or entities, or (ii) (A) an agency or instrumentality of, or an entity or vessel 50% or more owned or controlled by, or acting on behalf of or at the direction of (to the extent acting in such capacity), directly or indirectly, the government of a Sanctioned Country, (B) an entity whose principal office is located in or that is organized under the laws of a Sanctioned Country, or (C) any individual who is national or permanent resident of a Sanctioned Country; provided, however, that to the extent that any individual, entity or vessel is operating in a Sanctioned Country pursuant to and in compliance with a valid specific or general license from OFAC for such operations or otherwise in compliance with the applicable Sanctions Laws, such individual, entity or vessel shall not be deemed to be a “Restricted Party” based on such operations;

“Sanctioned Country”	means a country against which OFAC enforces country-specific Sanctions Laws that broadly prohibit dealings in such country;

“Sanctions Laws”	means (i) all U.S. laws, rules, regulations or Executive Orders relating to economic or financial sanctions or trade embargoes, including, but not limited to any such laws, rules, regulations or Executive Orders administered and enforced by OFAC, and (ii) any similar Singapore, Norwegian State, European Union, United Kingdom, United Nations or other non-U.S. laws, rules, regulation or orders relating to economic or financial sanctions or trade embargoes administered by any other Governmental Authority that are applicable to (A) a Credit Party or any Subsidiary thereof in the operation of its business or (B) a Lender but only to the extent that compliance with such laws, rules or regulations does not conflict with any of the provisions listed in (i) and (ii)(A) hereof;

“Sanctions List”	means the “Specially Designated Nationals List and Blocked Persons List” maintained by OFAC and any other similar or equivalent list of sanctioned individuals or entities maintained by a Governmental Authority having jurisdiction over any Transaction Party, as the same may be amended, supplemented or substituted from time to time;

“SEACOR Marine”	means SEACOR Marine LLC, a Delaware limited liability company;

“SEACOSCO SPA DPA”	means the deferred payment obligation of SEACOR Offshore Asia LLC, a Marshall Islands limited liability company, with respect to that certain sale and purchase agreement related to the ownership interests in SEACOSCO Offshore LLC, listed in Schedule 7 hereto;

“SEACOSCO SPA DPA Guarantee”	means that certain guarantee of the SEACOSCO SPA DPA listed in Schedule 7 hereto;

“Security Document(s)”	means the Pledge Agreements, the Mortgages, the Assignments, the Earnings Account Pledge, the Account Control Agreement, and any other documents that may be executed as security for the Loan and the Borrower’s obligations in connection therewith;

“Security Party(ies)”	means the Credit Parties and the Relevant Parents;

“Security Trustee”	shall have the meaning ascribed thereto in the preamble;

“SMC”	means the safety management certificate issued in respect of a vessel in accordance with rule 13 of the ISM Code;

“SOFR”	means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator;

“SOFR Administrator”	means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate);

“Subsidiary(ies)”	means, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock or other equity interest is owned directly or indirectly by such Person and/or one or more other Subsidiaries of such Person;

“Subsidiary Guarantors”	means the entities identified on Schedule 1-A and any other entity that accedes into this Agreement as a Subsidiary Guarantor in accordance with the terms hereof;

“Swap Bank(s)”	means each of the financial institutions identified as a swap bank on Schedule 1-B hereof or any Affiliate of such financial institution;

“Taxes”	means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for (i) taxes on or measured by the overall net income of any Creditor, and franchise taxes and branch profits taxes of any Creditor, imposed by its jurisdiction of incorporation or formation, or its principal office or its applicable lending office, the United States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Creditor (unless and only to the specific extent such jurisdiction is asserted by reason of the activities of the Borrower) or (ii) any taxes imposed under FATCA;

“Term SOFR”	means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Banking Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New

York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Banking Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Banking Day is not more than three (3) U.S. Government Securities Banking Days prior to such Periodic Term SOFR Determination Day; provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor;

“Term SOFR Administrator”	means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion);

“Term SOFR Reference Rate”	means the forward-looking term rate based on SOFR;

“Tranche”	means either Tranche A or Tranche B;

“Tranche A”	means, with respect to the Loan, the principal amount of $19,828,468.59 made available by certain Lenders, as set forth on Schedule 1-B;

“Tranche B”	means, with respect to the Loan, the principal amount of $54,887,500.00 made available by certain Lenders, as set forth on Schedule 1-B;

“Transaction Document”	means each of this Agreement, the Note, the Security Documents, the Parent Guaranty, any Interest Rate Agreement, any Fee Letter, the Vessel Manager’s Undertaking and any other document designated as such by the Facility Agent and the Borrower;

“Transaction Party”	means each Security Party, any Vessel Manager that is a member of the Group or any other member of the Group who executes a Transaction Document;

“Vessel(s)”	means the Credit Support Vessels, the Additional Credit Support Vessels and any other additional vessel mortgaged to the Security Trustee pursuant to the terms of this Agreement and each of them;

“Vessel Manager”	means SEACOR Marine and/or any other entity controlled by SEACOR Marine which will commercially and technically manage the Vessels at all times, or any other management company appointed with the prior written consent of the Facility Agent, such consent not to be unreasonably withheld, conditioned or delayed;

“Vessel Manager’s Undertaking”	means each of the undertakings made or to be made by the Vessel Manager in favor of the Facility Agent in respect of a Vessel, substantially in the form set out in Exhibit K;

“Vessel Owning Entity”	means each Subsidiary Guarantor, SEACOR Marine, SEACOR Offshore LLC, SEACOR LB Offshore LLC and the owner of any other vessel mortgaged to the Security Trustee pursuant to the terms of this Agreement;

“U.S. Government Securities Banking Day”	means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities;

“Warehouse Financing Facilities”	means financings of special purpose vehicles, directly or indirectly wholly-owned by the Parent Guarantor or otherwise consolidated in the financial statements of the Parent Guarantor in accordance with GAAP, that are non-recourse to the Parent Guarantor;

“Withdrawal Liability(ies)”	means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA;

“Write-down and Conversion Powers”

means:

(a)   in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)   in relation to any other applicable Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail-In Legislation.

12.2 Computation of Time Periods; Other Definitional Provisions. In this Agreement, the Note, the Security Documents and any Interest Rate Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; words importing either gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Notes or such Security Document or any Interest Rate Agreement, as applicable; references to agreements and other contractual instruments (including any Transaction Document) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of the Transaction Documents); references to any matter that is “approved” or requires “approval” of a party means approval given in the sole and absolute discretion of such party unless otherwise specified; words importing the plural include the singular and vice versa.

12.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Notes, the Security Documents and any Interest Rate Agreement shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Facility Agent or the Lenders, as the case may be, under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States (“GAAP”) as amended from time to time including amendments to GAAP made as a result of the conformity of GAAP to International Financial Reporting Standards in effect.

12.4 Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of any Credit Party in this Agreement is qualified by reference to those which are not reasonably expected to result in a “Material Adverse Effect” or language of similar import, no inference shall be drawn therefrom that the Facility Agent, Security Trustee or Lenders have knowledge or approves of any noncompliance by such Credit Party with any governmental rule.

12.5 Forms of Documents. Except as otherwise expressly provided in this Agreement, references to documents or certificates “substantially in the form” of Exhibits to another document means that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 17.7 of this Agreement, as the case may be, or the correlative provisions of the Security Documents and any Interest Rate Agreement.

13.	REPRESENTATIONS AND WARRANTIES

13.1 Representations and Warranties. In order to induce the Creditors to enter into this Agreement, each Credit Party hereby represents and warrants to the Creditors on the date hereof that:

(a) Due Organization and Power. Each Credit Party is duly formed or incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, has all requisite power to carry on its business as now being conducted and to enter into and perform its obligations under the Transaction Documents to which it is a party, and has complied in all material respects with all statutory, regulatory and other requirements relative to such business and such agreements;

(b) Authorization and Consents. All necessary corporate or limited liability company action has been taken by each Credit Party to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, such Credit Party to enter into and perform its obligations under the Transaction Documents to which it is a party;

(c) Binding Obligations. Each Transaction Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights;

(d) No Violation. The execution, delivery, and performance by each Credit Party of the provisions of each of the Transaction Documents to which it is party do not contravene any applicable law or regulation that is material to the conduct of such Credit Party’s business or any contractual restriction binding on such Credit Party or its articles of incorporation, memorandum of association, certificate of formation, by-laws or operating agreement (or equivalent instruments) thereof;

(e) Filings; Stamp Taxes. Other than the recording of the Mortgages in the relevant Designated Jurisdictions, as the case may be, and the filing of Uniform Commercial Code financing statements in respect of the Assignments and the Pledge Agreements, and the payment and filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of the Transaction Documents to which it is party, that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to the Transaction Documents;

(f) Litigation. There is no action, suit or proceeding pending or, to the knowledge of any Credit Parties, threatened in writing against it or any Credit Party before any court, board of arbitration or administrative agency which is reasonably likely to result in a Material Adverse Effect;

(g) No Default. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement by which it is bound, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect;

(h) Vessels. With respect to each Vessel owned by a Subsidiary Guarantor, the relevant Subsidiary Guarantor hereby represents and warrants that such Vessel is:

(i)

in the sole and absolute ownership of such Subsidiary Guarantor and duly registered in its name under the laws and flag of the relevant Designated Jurisdiction, unencumbered, save and except for the relevant Mortgage recorded against it, the Assignments, Permitted Liens and as permitted hereby and thereby;

(ii)

classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations or adverse notations affecting class; and

(iii)	insured in accordance with the provisions of the relevant Mortgage and the requirements thereof in respect of such insurances will have been complied with;

(i) Insurance. Each Credit Party maintains the insurance required by Section 9.1(t);

(j) Financial Information. The Historical Financial Statements have been prepared in accordance with GAAP and accurately and fairly present in all material respects the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Effective Date, no Credit Party has any contingent obligations, liabilities for taxes or other outstanding financial obligations that are not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Credit Parties, taken as a whole;

(k) Tax Returns. Each Credit Party has filed all tax returns required to be filed by it and has paid all Taxes payable by it which have become due, other than those not yet delinquent and except for those (i) Taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books or (ii) where the failure to file or pay would not along or in the aggregate result in a Material Adverse Effect;

(l) ERISA. No ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding exists or has occurred, or is reasonably expected to exist or occur, that, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in a Material Adverse Effect. None of the Credit Parties is a “benefit plan investor” within the meaning of Section 3(42) of ERISA;

(m) Chief Executive Offices. The chief executive office and chief place of business of each Credit Party (other than the Parent Guarantor) and the office in which the records relating to such party’s earnings and other receivables are kept is located at 5005 Railroad Avenue, Morgan City, Louisiana 70380, and the chief executive office and chief place of business of the Parent Guarantor and the office in which the records relating to its earnings and other receivables are kept is located at 12121 Wickchester Lane, Suite 500, Houston, TX 77079;

(n) Pari Passu Ranking. Its payment obligations under the Transaction Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

(o) Equity Ownership. On the Effective Date, the Parent Guarantor indirectly and beneficially owns one hundred percent (100%) of each Security Party;

(p) Environmental Matters and Claims. (a) Except as heretofore disclosed in writing to the Facility Agent or where the failure to comply would not alone or in the aggregate result in a Material Adverse Effect, (i) each of the Borrower and the Vessel Manager will, when required under applicable law to operate its business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations and conventions relating to pollution prevention, protection of human health (to the extent related to exposure to Materials of Environmental Concern) or protection of the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations and conventions to which either is a party relating to (1) emissions, discharges, releases or threatened releases of pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”), or (2) the processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, the “Environmental Laws”); (ii) each of the Borrower and the Vessel Manager will, when required under applicable Environmental Law, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws (“Environmental Approvals”) and will, when required under applicable Environmental Law be in compliance with all such Environmental Approvals required to operate their business as then being conducted; and (iii) each of the Borrower and the Vessel Manager has not received any notice of any claim, action or cause of action by any person, entity or Governmental Authority, alleging potential liability for, or a requirement to incur, Governmental Authority investigation costs, cleanup costs, response and/or remedial costs (whether incurred by a Governmental Authority or otherwise), natural resource damages, property damages, personal injuries, attorneys’ fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”) (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines and penalties, if any, payable by it in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (b) except as heretofore disclosed in writing to the Facility Agent there is no Environmental Claim pending or threatened in writing against any of the Transaction Parties and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Borrower the adverse disposition of which is reasonably like to result in a Material Adverse Effect;

(q) Liens. As of the Effective Date, no Credit Party (other than the Parent Guarantor) has any Liens that are not Permitted Liens;

(r) Indebtedness. As of the Effective Date, no Credit Party (other than the Parent Guarantor) has Indebtedness that is not Permitted Indebtedness;

(s) [Intentionally Omitted];

(t) No Proceedings to Dissolve. There are no proceedings or actions pending or contemplated by it, or to its best knowledge contemplated by any third party, to dissolve or terminate any Credit Party;

(u) Solvency. With respect to each Credit Party, upon the incurrence of any Indebtedness pursuant to this Agreement, (i) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (ii) the present fair market saleable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (iii) it does not and will not have unreasonably small working capital with which to continue its business and (iv) it has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature;

(v) Compliance with Laws. Each Credit Party is in compliance with all applicable laws of all Governmental Authorities, except where the failure to comply would not alone or in the aggregate result in a Material Adverse Effect;

(w) Citizenship.

(i)

if it is a Subsidiary Guarantor owning a Vessel registered in the Marshall Islands, it is a “non-resident limited liability company” under the laws of the Republic of the Marshall Islands, as such term is utilized in the Business Corporations Act and Secured Transactions Act of 2007 (in each case, of the Republic of the Marshall Islands); and

(ii)	if it is a Subsidiary Guarantor owning a Vessel registered in the United States, it is a citizen of the United States within the meaning of 46 U.S.C. 50501(a), as amended, of the United States Code;

(x) Investment Company. No Credit Party is required to be registered as an “investment company” (as defined in the Investment Company Act of 1940, as amended);

(y) Use of Proceeds; Margin Stock. The proceeds of the Loan will be used for the purposes set forth in Section 3.1 of the Original Credit Agreement and will not be used by any Credit Party to purchase or carry margin stock within the meanings of Regulations T, U or X of the Board of Governors of the Federal Reserve System. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(z) Sanctions and Anti-Money Laundering Laws.

(i)	Each Credit Party, Subsidiary, director (or equivalent), officer and (to its knowledge) employee thereof is in compliance with applicable Sanctions Laws and Anti-Money Laundering Laws;

(ii)

No Credit Party, Subsidiary, director (or equivalent), officer or (to its knowledge) employee thereof (1) is a Restricted Party, or (2) has received notice of or is aware of any claim, action, suit, proceeding or investigation against it by any Governmental Authority in connection with the enforcement of the Sanctions Laws;

(iii)

No Credit Party, Subsidiary, director (or equivalent), officer or (to its knowledge) employee thereof is engaging in a transaction or dealing with any individual, entity or Sanctioned Country in a manner that would constitute a violation of applicable Sanctions Laws; and

(iv)

None of the Credit Parties, or their respective Subsidiaries and Relevant Individuals are using any proceeds from the Loan, directly or, to its knowledge, indirectly, to lend, contribute, provide or otherwise make available funds (1) to a Restricted Party (except to the extent licensed or otherwise approved by OFAC or other applicable Governmental

Authority), (2) to a Person for the purpose of engaging in any activities that would result in a violation of Sanctions Laws or Anti-Money Laundering Laws by any Credit Party or to the knowledge of the Credit Parties, any Relevant Individuals thereof, or (3) for any purposes that would result in a violation of Sanctions Laws or Anti-Money Laundering Laws by any Credit Party or, to the knowledge of the Credit Parties, any Relevant Individuals;

(aa) Deferred Purchase Agreement Matters. each DPA, each DPA Parent Guarantee and the list of DPA Vessels set forth in Schedule 7 hereto are true, correct and complete;

(bb) Material Adverse Change. Since June 30, 2022, no event, circumstance or change has occurred that constitutes a Material Adverse Effect; and

(cc) Repetition. The representations and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Loan and the issuance of the Notes. All Repeating Representations shall be deemed to be made by each Credit Party (other than the Parent Guarantor) by reference to the facts and circumstances then existing on the first day of each Interest Period.

14.	THE FACILITY

14.1 Continuation of the Original Facility.

(a) The Original Credit Facility was fully drawn prior to the Effective Date pursuant to the terms of the Original Credit Agreement. This Agreement and the other Transaction Documents do not extinguish the existing indebtedness arising under the Original Credit Agreement and the other Transaction Documents entered in respect thereof, which shall continue to be in full force and effect.

(b) As of the Effective Date, the aggregate principal amount of the Loan outstanding under this Agreement is $74,715,968.59 and there is no outstanding commitment of any Lender to make any further advance available to the Borrower under this Agreement.

14.2 Hedging.

(a) The Borrower shall maintain each Interest Rate Agreements entered into with any Swap Bank in accordance with this Section 3.3.

(b) Each Interest Rate Agreement shall:

(i)	be in a form and on terms and conditions agreed by the Facility Agent;

(ii)	be with a Swap Bank and each Swap Bank shall also be a Lender (or an Affiliate of such Lender);

(iii)

be for a term ending on (or before) the Final Payment Date in respect of the Tranche(s) which are greater than or equal to the aggregate notional principal amount of the transactions under the Interest Rate Agreement;

(iv)	have settlement dates coinciding with the interest payment dates of the Loan; and

(v)	provide that the Termination Currency (as defined in the relevant Interest Rate Agreement) shall be Dollars.

(c) The rights of the Borrower under any Interest Rate Agreement to which it is a party shall be assigned by way of security under an Interest Rate Agreement Assignment.

(d) The parties to each Interest Rate Agreement must comply with the terms of that Interest Rate Agreement.

(e) Neither a Swap Bank nor the Borrower may amend, supplement, extend or waive the terms of any Interest Rate Agreement without the consent of the Facility Agent.

(f) Paragraph (e) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement.

(g) If, at any time, the aggregate notional principal amount of the transactions in respect of the Interest Rate Agreement exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed the Loan, as the case may be, at that time, the Borrower must promptly notify the Facility Agent and must, at the request of the Facility Agent (acting on the instructions of the Majority Lenders), reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) so that it no longer exceeds or will not exceed the Loan, as the case may be, then or that will be outstanding and shall provide evidence that the transactions have been so reduced.

(h) Any reductions in the aggregate notional amount of the transactions in respect of the Interest Rate Agreement in accordance with paragraph (g) above will be apportioned as between those transactions pro rata.

(i) A Swap Bank may only suspend making payments under a transaction in respect of an Interest Rate Agreement if the Borrower is in breach of its payment obligations under any transaction in respect of that Interest Rate Agreement.

(j) Each Swap Bank consents to, and acknowledges notices of, the assigning by way of security by each of the Borrower pursuant to the relevant Interest Rate Agreement of its rights under the Interest Rate Agreement to which it is party in favor of the Security Trustee.

(k) Any such assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Interest Rate Agreement.

(l) The Security Trustee shall not be liable for the performance of the Borrower’s obligations under an Interest Rate Agreement to which it is a party.

15.	CONDITIONS PRECEDENT

15.1 Conditions Precedent to the Occurrence of the Effective Date. The occurrence of the Effective Date and the effectiveness of this Agreement shall be expressly subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions precedent:

(a) Corporate Authority. The Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent:

(i)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each Security Party and Vessel Owning Entity, of the resolutions of the directors, members or managers thereof evidencing approval of the Transaction Documents to which each is a party and authorizing an appropriate person or persons or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

(ii)

copies, certified as true and complete by an officer, director or managing member (as applicable) of the relevant Security Party and Vessel Owning Entity, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Security Parties and the Vessel Ownings Entities as may be required by the Lenders), approvals or consents with respect to the Transaction Documents;

(iii)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each Security Party and Vessel Owning Entity, of the certificate of formation, articles of incorporation, memorandum of association, operating agreement or by-laws, as the case may be, or equivalent instruments thereof;

(iv)	a copy, certified as true and complete by an officer of the Parent Guarantor, of the corporate organizational chart of the Parent Guarantor showing all of the Borrower and Subsidiary Guarantors;

(v)

certificate of an authorized officer, director or managing member (as applicable) of each Security Party (other than the Parent Guarantor) certifying as to the record ownership of all of its issued and outstanding capital stock or limited liability company membership interests, as the case may be or a certified copy of the register of members;

(vi)	certificate of the jurisdiction of formation of each Security Party and Vessel Owning Entity as to the good standing thereof;

(vii)

copies, certified as true and complete by an officer, managing member or director (as applicable) of each of the Security Parties and the Vessel Owning Entities, of the names and true signatures of the officers or directors (as applicable) of such Security Parties and Vessel Owning Entities signing each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder; and

(viii)

a certificate signed by the Chairman, President, Executive Vice President, Treasurer, Comptroller, Controller or chief financial officer of (A) the Borrower (or its managing member) to the effect that no Default or Event of Default shall have occurred and be continuing and (B) each of the Security Parties and Vessel Owning Entities (or its managing member) to the effect that the representations and warranties of such Security Party and Vessel Owning Entity contained in this Agreement and the other Transaction Documents are true and correct as of the date of such certificate (unless an earlier date is set forth therein).

(b) This Agreement. Each Credit Party shall have duly executed and delivered this Agreement to the Facility Agent;

(c) The Notes. The Borrower shall have duly executed and delivered the Notes to the Facility Agent;

(d) Parent Guaranty. The Parent Guarantor shall have duly executed and delivered the Parent Guaranty to the Security Trustee;

(e) Pledge Agreement. Each of the Relevant Parents and the Borrower shall have duly executed and delivered the Pledge Agreement to which it is a party to the Facility Agent, pursuant to which the capital stock or membership interests in each of the Subsidiary Guarantors shall have been pledged in favor of the Security Trustee for the benefit of the Creditors;

(f) Fees. The Creditors shall have received payment in full of all fees and expenses due to each thereof pursuant to the terms hereof on the date when due including, without limitation, all fees and expenses due under Section 13;

(g) The Vessels. The Facility Agent shall have received evidence satisfactory to it that each Vessel:

(i)

is in the sole and absolute ownership of a Vessel Owning Entity and duly registered in such Vessel Owning Entity’s name under the laws and flag of the relevant Designated Jurisdiction, unencumbered, save and except for the relevant Mortgage recorded against it, the Assignments, and Permitted Liens;

(ii)	is operationally seaworthy and in every way fit for its intended service; and

(iii)

insured in accordance with the provisions of the applicable Mortgage and Section 9.1(t) hereof and all requirements of the applicable Mortgage and Section 9.1(t) hereof in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Facility Agent);

(h) Mortgage Amendments or Amended and Restated Mortgages. Each Vessel Owning Entity shall have duly executed, and delivered to the Facility Agent, an amendment to, or amendment and restatement of, the Mortgage over its respective Vessel in form and substance reasonably acceptable to the Facility Agent;

(i) Recording of the Mortgage Amendments or Amended and Restated Mortgages. The Facility Agent shall have received satisfactory evidence that the amendment to, or amendment and restatement of, the Mortgage over each Vessel has been duly recorded under the laws of the relevant Designated Jurisdiction and the Mortgage, as so amended, constitutes a first preferred mortgage lien under the laws of the relevant Designated Jurisdiction;

(j) Assignments. The Borrower shall have delivered to the Facility Agent duly executed copies of the following:

(i)	an Insurances Assignment over each Vessel;

(ii)	an Earnings Assignment over each Vessel;

(iii)	an Interest Rate Agreement Assignment relating to any Interest Rate Agreement that the Borrower has entered into;

(iv)	the Assignment Notices with respect to the above mentioned Assignments;

(k) Vessels Liens. Each Vessel Owning Entity shall deliver to the Facility Agent evidence satisfactory to it and to its counsel that, save for the Liens created by the Mortgage and the Assignments, there are no Liens, charges or encumbrances of any kind whatsoever on its Vessels, or on its earnings except as permitted hereby or by any of the Security Documents;

(l) [Reserved].

(m) Insurance Report. The Facility Agent shall have received a detailed report from a firm of independent marine insurance consultants appointed by the Facility Agent in respect of the insurances on each Vessel, in form and substance satisfactory to the Facility Agent, the cost of such report to be for the account of the Borrower;

(n) Vessel Manager Documents. Each Vessel Manager shall have duly executed and delivered to the Facility Agent the Vessel Manager’s Undertaking relating to the relevant Vessel together with a copy of the Management Agreement;

(o) Filings. Each Security Party and Vessel Owning Entity shall have duly delivered to the Facility Agent the Uniform Commercial Code financing statements (or amendments thereto) for filing with the State of Delaware, the State of Louisiana, the District of Columbia and in such other jurisdictions as the Facility Agent may reasonably require;

(p) Financial Statements. The Parent Guarantor shall deliver, to the extent not publicly filed with the SEC, to the Facility Agent the Historical Financial Statements and a Compliance Certificate by the Parent Guarantor;

(q) Evidence of Perfection of Security Interest. The Security Trustee shall have received all such evidence as the Security Trustee shall reasonably request to ensure the perfected status of the security interests in all Collateral;

(r) Licenses, Consents and Approvals. The Facility Agent shall have received satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions contemplated by the Transaction Documents have been obtained;

(s) Earnings Account Pledge. The Borrower shall have executed and delivered to the Facility Agent an Earnings Account Pledge relating to the Earnings Account;

(t) Account Control Agreement. The Borrower, the Account Bank and the Security Trustee shall have executed and delivered to the Facility Agent the Account Control Agreement;

(u) Legal Opinions. The Facility Agent shall have received legal opinions addressed to the Lenders from Watson Farley & Williams LLP, special counsel to the Security Parties and Vessel Owning Entities, as to matters of New York law, Delaware law, Marshall Islands law and United States maritime law, in such form as the Facility Agent may require, as well as such other legal opinions as the Facility Agent shall have required as to all matters under the laws of the United States of America, the State of New York, the State of Delaware, the Republic of the Marshall Islands in a form acceptable to the Facility Agent and its counsel;

(v) Process Agent. Each Security Party and Vessel Owning Entity (other than those incorporated in the United States) shall have appointed a process agent in the State of New York and the Facility Agent shall have received evidence of the acceptance of such appointment from such process agent;

(w) No Material Adverse Effect. There shall have occurred no matter or event which might result in a Material Adverse Effect since June 30, 2022; and

(z) Prepayment. The Borrower shall have made a voluntary prepayment of $5,253,604.49, to be distributed pro rata amongst the Lenders.

15.2 Conditions Subsequent. The Credit Parties shall satisfy the following conditions subsequent no later than fifteen (15) Business Days from the Effective Date:

(a) Charters. The Facility Agent shall have received certified copies of all Charters;

(b) Charter Assignments. The Facility Agent shall have received a Charter Assignment with respect to any Charter in excess of (or capable of exceeding, by virtue of any optional extension) 12 months over each Vessel (on a commercially reasonable basis if the relevant vessel employment agreement expressly prohibits such assignment);

(c) Classification Society Confirmations. The Facility Agent shall have received evidence satisfactory to it that each Vessel: is classed in the highest classification and rating for vessels of the same age and type with the respective Classification Society without any material outstanding recommendations affecting class; and

(d) Inventory of Hazardous Materials. The Facility Agent shall have received a copy of the Inventory of Hazardous Materials with respect to each Vessel.

16.	REPAYMENT AND PREPAYMENT

16.1 Repayment.

(a) Quarterly Installments. On each quarterly date from September 30, 2022, the Borrower shall repay the principal amount of the Loan in an amount equal to (i) $903,141.36 with respect to Tranche A, and (ii) $2,500,000 with respect to Tranche B.

(b) Maturity. The Borrower shall repay the outstanding principal amount of each Tranche, together with accrued but unpaid interest thereon and any fees and other amounts owing to any Creditor under the Transaction Documents on the relevant Final Payment Date relating to the Tranche for which that Creditor (or its Affiliate) is a Lender.

16.2 Voluntary Prepayment. Subject to delivery of the notices and the minimum payment amounts required by this Section 5.2, the Borrower may, at its option, on any Banking Day, prepay all or any portion of the Loan or a Tranche. The Borrower shall compensate the Lenders for any loss, cost or expense incurred by them as a result of a prepayment made on any day other than the last day of the applicable Interest Period in accordance with the provisions of Section 5.5 or 11.5, as the case may be. Prepayments made on the last day of the applicable Interest Period shall be without penalty or premium. Any prepayment shall be in a minimum amount of One Million Dollars ($1,000,000) or the full amount of the Loan or Tranche then outstanding. The Borrower shall deliver to the Facility Agent notice of such prepayment not less than five (5) Banking Days prior to the date on which the Borrower intends to make such prepayment (which notice shall be irrevocable and shall specify the date and amount of such prepayment).

16.3 Borrower’s Obligations Absolute. The Borrower’s obligations to pay each Creditor hereunder and under the Notes shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or may have had against any Creditor. If (and only if) requested by a Lender, the Borrower shall promptly deliver to such Lender a Note evidencing such Lender’s portion of the Loan or a Tranche.

16.4 Mandatory Prepayment.

(a) Sale or Loss. On (i) the day of receipt by any Credit Party of sale proceeds of a Vessel or (ii) the earlier of (x) one hundred and eighty (180) days after the actual, constructive or compromised loss of a Vessel, or two hundred and seventy (270) days after the requisition of title, nationalization, confiscation or expropriation of a Vessel or (y) the date on which Net Insurance Proceeds in respect of such loss are received by any Credit Party, the Borrower shall either (A) repay the Loan in an amount equal to the Relevant Prepayment Amount or (B) pledge to the Security Trustee additional Collateral as may be satisfactory to the Majority Lenders in their sole discretion.

(b) Change of Control. If a Change of Control occurs, the Borrower shall immediately repay in full the outstanding principal amount of the Loan, together with accrued but unpaid interest thereon and any fees or other amounts owing to any Creditor.

(c) DPA Obligations Threshold. If, at any time, the outstanding aggregate amount of all payments, contributions and loans to be made by the Parent Guarantor and its Subsidiaries that are Credit Parties, to or on behalf of any DPA SPV pursuant to the DPA Parent Guarantees or otherwise exceeds $5,000,000 (taking into account any reimbursement, distribution, return of capital or repayment of such payment, contribution or loan, as the case may be), the Borrower shall, prior to the Parent Guarantor and its Subsidiaries that are Credit Parties making any such payment, contribution or loan that would cause the aggregate total of all such support to exceed $5,000,000, prepay the Loan in an amount equal to the amount by which such payments, contributions and loans exceed $5,000,000. Any such prepayment shall be applied in inverse order of maturity.

16.5 Interest and Costs with Prepayments/Application of Prepayments. Any prepayment of the Loan or a Tranche made hereunder (including, without limitation, those made pursuant to Sections 5 and 9.3) shall be subject to the condition that on the date of prepayment by or on behalf of the Borrower all accrued interest to the date of such prepayment shall be paid in full with respect to the Loan or a Tranche or portions thereof being prepaid, together with any and all costs or expenses incurred by any Lender in connection with any breaking of funding for prepayments other than on the last day of the applicable Interest Period (as certified by the relevant Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower). No amounts pre-paid or repaid will be available for re-borrowing.

17. INTEREST AND RATE

17.1 Applicable Rate. The Borrower shall pay to the Lenders interest on the unpaid principal amount of each Tranche at the Applicable Rate, which shall be the rate per annum which is equal to:

(a) with respect to Tranche A, the aggregate of (i) LIBOR for the relevant Interest Period plus (ii) the Margin plus (iii) Mandatory Costs, if any; and

(b) with respect to Tranche B, the aggregate of (i) Term SOFR for the relevant Interest Period, plus (ii) the Margin plus (iii) Mandatory Costs, if any.

Accrued interest on each Tranche shall be payable in arrears on the last day of each Interest Period.

17.2 Default Rate. Notwithstanding the foregoing, the Borrower agrees that after the occurrence and during the continuance of an Event of Default, the Loan and any other outstanding amount under the Transaction Documents shall bear interest at the Default Rate. In addition, the Borrower hereby promises to pay interest at the Default Rate on any other amount payable by the Borrower hereunder or under any other Transaction Document which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid. Any interest at the Default Rate (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of the then applicable Interest Period but will remain immediately due and payable.

17.3 Maximum Interest. Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loan shall in no event be in excess of the maximum rate permitted by applicable law.

17.4 Term SOFR Conforming Changes. In connection with the technical, administrative or operational changes to the use or administration of Term SOFR, the Facility Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document provided that any Conforming Changes relating to the timing, frequency or amounts of payments made by the Borrower shall require the prior consent of the Borrower, such consent not to be unreasonably withheld or delayed. Facility Agent will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

17.5 Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Transaction Document (and any Interest Rate Agreement shall be deemed not to be a “Transaction Document” for purposes of this Section 6.5):

(a) Benchmark Replacement. Upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Facility Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Banking Day after the Facility Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Facility Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 6.5(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Facility Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Facility Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Facility Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 6.5(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Facility Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 6.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 6.5.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Facility Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Facility Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Facility Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor; and

(e) Certain Defined Terms. The words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below in this Section 6.5:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 6.5(d);

“Benchmark” means, initially, with respect to Tranche A, LIBOR, and with respect to Tranche B, the Term SOFR Reference Rate; provided, that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 6.5(a);

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Facility Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided, that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents;

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Facility Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time;

“Benchmark Replacement Date” means a date and time determined by the Facility Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(i)

in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(ii)

in the case of clause (iii) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (iii) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof);

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(iii)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative;

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof);

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (x) the applicable Benchmark Replacement Date and (y) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication);

“Benchmark Unavailability Period” means, the period (if any) (i) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 6.5 and (ii) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 6.5;

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto; and

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

18.	PAYMENTS

18.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made to the Facility Agent, not later than 3 p.m. New York time (any payment received after 3 p.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 30 Hudson Yards, 81st Floor, New York, New York 10001, USA or to such other office of the Facility Agent as the Facility Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction or withholding for, any Taxes; provided, however, that if the Borrower shall at any time be required by applicable law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received by the Lenders after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Facility Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

18.2 Tax Credits. If a Lender obtains the benefit of a credit against relief or remission for, or repayment of any Tax imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid, then such Lender shall pay an amount to the Borrower which such Lender determines will leave it (after such payment) in the same position as it would have been had the Tax payment not been made by the Borrower. Each Lender agrees that in the event that Taxes are imposed on account of the situs of its loans hereunder, such Lender, upon acquiring knowledge of such event, shall, if commercially reasonable and if, in the opinion of such Lender, it is not prejudicial to it, shift such loans on its books to another office of such Lender so as to avoid the imposition of such Taxes. Nothing contained in this clause shall in any way prejudice the right of the Lenders to arrange their tax affairs in such way as they, in their sole discretion, deem appropriate. In particular, a Lender shall not be required to obtain such tax credit if this interferes with the way such Lender normally deals with its tax affairs.

18.3 Exclusion of Gross-up for Taxes. Borrower shall not be required to pay any additional amounts to or for the account of any Lender pursuant to Section 7.1 to the extent that:

(a) the applicable Lender was not an original party to this Agreement and under applicable law (after taking into account relevant treaties and assuming that such Lender has provided all forms it may legally and truthfully provide) on the date such Lender became a party to this Agreement withholding of Taxes would have been required on such payment, provided that this exclusion shall not apply to the extent such withholding does not exceed the withholding that would have been applicable if such payment had been made to an applicable Lender that was an original party to this Agreement; or

(b) the applicable Lender has changed its lending office and under applicable law (after taking into account relevant treaties and assuming that such Lender has provided all forms it may legally and truthfully provide) on the date such Lender changed its lending office withholding of Taxes would have been required on such payment, provided that this exclusion shall not apply to the extent such withholding does not exceed the withholding that would have been applicable to such payment and with respect to which such Lender would have been entitled to receive additional amounts pursuant to Section 7.1 hereof if such Lender had not changed its lending office; or

(c) withholding would not have been required on such payment if such Lender had complied with its obligations to deliver certain tax forms pursuant to Section 7.4 below.

18.4 Delivery of Tax Forms.

(a) On or prior to the Effective Date (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by the Borrower, each Lender or transferee that is organized under the laws of a jurisdiction outside the United States, any state thereof or the District of Columbia (a “Non-U.S. Lender”) shall deliver to the Facility Agent two properly completed and duly executed copies of (as applicable) IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY or, upon request of the Borrower or the Facility Agent, any subsequent versions thereof or successors thereto, in each case claiming a reduced rate (which may be zero) of U.S. federal withholding tax under Sections 1441 and 1442 of the Code with respect to payments hereunder as such Non-U.S. Lender may properly claim. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall, on or prior the Effective Date (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by the Borrower, provide to the Borrower and the Facility Agent in addition to the applicable IRS Form W-8 required above a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of such Credit Party and is not a controlled foreign corporation related to such Credit Party (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify the Facility Agent in the event any representation in such certificate is no longer accurate.

(b) In the case of a Non-U.S. Lender that is a party to this Agreement on the Effective Date and that fails to provide an IRS Form W-8ECI or the certificate described in the last sentence of Section 7.4(a) with respect to a Credit Party that is a U.S. person , the IRS Form W-8BEN, W-8BEN-E or W-8IMY provided by such Non-U.S. Lender on or prior to the Effective Date claim the benefits of an income tax treaty providing for no U.S. federal withholding tax under Sections 1441 and 1442 of the Code with respect to payments hereunder with respect to such Credit Party.

(c) On or prior to the date hereof (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by the Borrower, each Lender that is not a Non-U.S. Lender shall deliver to the Borrower and the Facility Agent executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(d) Any Lender shall when reasonably be requested by the Borrower provide such forms as are necessary to comply with the Common Reporting Standard issued by the Organisation for Economic Cooperation and Development (OECD), or similar legislation, regulations or guidance enacted in any jurisdiction that seeks to implement equivalent tax reporting and/or withholding tax regimes.

18.5 FATCA Information.

(a) Subject to paragraph (c) below, each FATCA Relevant Party, within ten (10) Banking Days of a reasonable request by the Borrower or the Facility Agent, shall:

(i)	confirm to that other party whether it is a FATCA Exempt Party or is a FATCA Non-Exempt Party; and

(ii)

supply to the requesting party (with a copy to all other FATCA Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass-thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of determining whether any payment to such party may be subject to any FATCA Deduction.

(b) If a FATCA Relevant Party confirms to the Borrower or the Facility Agent that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify the Borrower and the Facility Agent reasonably promptly.

(c) Nothing in this Section 7.5 shall obligate any FATCA Relevant Party to do anything which would or, in its reasonable opinion, might, constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided that nothing in this paragraph shall excuse any FATCA Relevant Party from providing a true complete and correct applicable IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d) If a FATCA Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance the provisions of this agreement or the provided information is insufficient under FATCA, then:

(i)	such party shall be treated as if it were a FATCA Non-Exempt Party; and

(ii)

if that party failed to confirm its applicable pass-thru percentage then such party shall be treated for the purposes of any Transaction Document (and payments made thereunder) as if its applicable pass-thru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

18.6 FATCA Withholding.

(a) The Borrower or the Facility Agent making a payment to any FATCA Non-Exempt Party shall make such FATCA Deduction as it determines is required by law and shall render payment to the IRS or other applicable taxing authority within the time allowed and in the amount required by FATCA.

(b) If a FATCA Deduction is required to be made by the Borrower or the Facility Agent to a FATCA Non-Exempt Party, the amount of the payment due from the Borrower or the Facility Agent shall be reduced by the amount of the FATCA Deduction reasonably determined to be required by the Borrower or the Facility Agent.

(c) Each FATCA Relevant Party shall promptly upon becoming aware that a FATCA Deduction is required with respect to any payment owed to it (or that there is any change in the rate or basis of a FATCA Deduction) notify the Borrower or the Facility Agent accordingly, and no Credit Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction.

(d) Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the party making such FATCA Deduction shall deliver to the Facility Agent for delivery to the party on account of whom the FATCA Deduction was made evidence reasonably satisfactory to that party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the IRS or other applicable taxing authority.

(e) The Facility Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Lender which relates to a payment by the Credit Parties (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Credit Parties and the relevant Lender.

18.7 FATCA Mitigation. Notwithstanding any other provision of this Agreement, if a FATCA Deduction is or will be required to be made by any party under Section 7.4 in respect of a payment to any FATCA Non-Exempt Lender, the FATCA Non-Exempt Lender may either:

(i)	transfer its entire interest in the Loan to a U.S. branch or Affiliate, or

(ii)

nominate one or more transferee lenders who upon becoming a Lender would be a FATCA Exempt Party, by notice in writing to the Facility Agent and the Borrower specifying the terms of the proposed transfer, and cause such transferee lender(s) to purchase all of the FATCA Non-Exempt Lender’s interest in the Loan.

18.8 Computations; Banking Day.

(a) All computations of interest and fees shall be made by the Facility Agent or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Facility Agent or the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

19.	EVENTS OF DEFAULT

19.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Non-Payment.

(i)

Any payment of principal, interest or fees payable pursuant to this Agreement or any Fee Letter is not made on the due date thereof, unless such failure is caused by an administrative or technical error and payment is made within three (3) Banking Days of its due date; or

(ii)	any payment of any other amount payable pursuant to this Agreement or any other Transaction Document is not made on the due date, and such failure continues for ten (10) days.

(b) Representations. Any representation, warranty or other statement made by any Transaction Party in (i) this Agreement, (ii) any of the Security Documents, (iii) any Interest Rate Agreement or (iv) any other instrument, document or other agreement delivered in connection herewith or therewith, proves to have been untrue or misleading in any material respect when made or deemed made; or

(c) Impossibility; Illegality. It becomes impossible or unlawful for any Transaction Party to fulfill any of its covenants or obligations under any Transaction Document or for any Creditor to exercise any of the rights vested in it under any Transaction Document; or

(d) Mortgage. There is an event of default (after giving effect to applicable notice and cure periods) under any Mortgage; or

(e) Certain Covenants. (i) Any Credit Party defaults in the performance or observance of any covenant contained in Sections 4.2 (Conditions Subsequent), 5.4 (Mandatory Prepayment), 5.5 (Interest and Costs with Prepayments/Application of Prepayments), 9.1(b) (Notice of Default, etc.), 9.1(e) (Corporate Existence), 9.1(k) (Environmental Matters), 9.1(t) (Insurances), 9.1(x) (Sanctions and Anti-Money Laundering Laws), 9.2(a) (Liens), 9.2(b) (Investments), 9.2(d) (Change of Flag, Class, Management or Ownership), 9.2(g) (Sale of Assets), 9.2(i) (Restricted Payments), 9.2(j) (Consolidation and Merger), 9.2(l) (Indebtedness), 9.2(m) (Sanctions and Anti-Money Laundering), 9.2(o) (Use of Proceeds), 9.2(q) (Restrictions on Chartering), 9.3 (Asset Maintenance) or 18.15 (Subordination) of this Agreement and sub-sections (a)(iii), (a)(iv)(1), (a)(iv)(2), (a)(v), (a)(xiii), (a)(xiv), (a)(xv), (a)(xvi) (it being understood that for the avoidance of doubt, no Event of Default shall arise until after the date of the expiration of the cure right provided therein), (b)(i), (b)(ii), (b)(iii), (b)(vii), (b)(viii), (b)(x), (b)(xi), (b)(xii), (b)(xiii) and (b)(xiv) of Section 4 of the Parent Guaranty; or

(f) Covenants. Any Security Party or Vessel Owning Entity defaults in the performance of any term, covenant or agreement contained in any Transaction Document to which it is a party or in any other instrument, document or other agreement delivered by it in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 8.1, or there occurs any other event which constitutes a default by any Security Party or Vessel Owning Entity under any Transaction Document to which it is a party and in each case such default continues unremedied for a period of twenty (20) days after the earlier of (x) actual knowledge thereof by a Responsible Officer of such Security Party or Vessel Owning Entity or (y) such Security Party or Vessel Owning Entity having been notified thereof in writing by the Facility Agent, in each case other than an Event of Default referred to elsewhere in this Section 8.1; or

(g) Indebtedness. (i) Any default occurs in the payment when due (after giving effect to applicable notice and cure periods) of any Indebtedness of any Credit Party (other than the Parent Guarantor), or (ii) any other default occurs in respect of any Indebtedness of such Credit Party, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness or indebtedness to become due prior to its stated maturity, and, in either case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such payment default or other default, exceeds $10,000,000; or

(h) Parent Guarantor Indebtedness. The Parent Guarantor shall be in default in the payment when due (after giving effect to applicable notice and cure periods) of any Indebtedness other than Indebtedness under any Warehouse Financing Facilities, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such payment default, exceeds $25,000,000; or

(i) Bankruptcy. (i) Any Security Party or Vessel Owning Entity shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Security Party or Vessel Owning Entity shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Security Party or Vessel Owning Entity any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Security Party or Vessel Owning Entity thereof any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Security Party or Vessel Owning Entity shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; (v) any Security Party or Vessel Owning Entity shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) any Security Party or Vessel Owning Entity shall make a general assignment for the benefit of creditors;

(j) Certain ERISA Transactions. An ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding shall exist or occur that, in the reasonable opinion of the Majority Lenders, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or could reasonably be expected to exist or occur, could reasonably be expected to result in a Material Adverse Effect; or

(k) Judgments and Decrees. Any judgment, order or decree is made the effect whereof would be to render invalid this Agreement or any other Transaction Document or any material provision thereof or any Security Party or Vessel Owning Entity asserts in writing that any such agreement or provision thereof is invalid; or one or more judgments or decrees shall be entered against any Security Party or Vessel Owning Entity for an aggregate liability (net of amounts paid or covered by insurance) of, in the case of any Security Party (other than the Parent Guarantor) or Vessel Owning Entity, $10,000,000 or more or, in the case of the Parent Guarantor, $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(l) Invalidity of Agreement, Notes, Security Documents and any Interest Rate Agreement. (i) Any Transaction Document or any material provision thereof shall cease, for any reason, to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the obligations in accordance with the terms hereof or thereof), or any action or suit at law or in equity or other legal proceeding to cancel, revoke or rescind any Transaction Document or any material provision thereof shall be commenced by or on behalf of any Transaction Party or any Governmental Authority, or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(m) Business Suspended. Any Credit Party shall be enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting a material part of its business and such order shall continue in effect for more than forty-five (45) days; or

(n) Loss or Suspension of License or Permit. There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Security Party or Vessel Owning Entity if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect; or

(o) Classification Society Report. The Facility Agent shall have received a report by any Classification Society, or by any marine engineer or surveyor following an inspection that a Vessel is not in compliance with the requirements for the highest classification for vessels of like age and type or is not in compliance with the requirements of applicable law for use as intended under this Agreement and action shall not have been commenced within fifteen (15) days after written notice thereof shall have been given by the Facility Agent to the relevant Vessel Owning Entity and such corrective action shall not be diligently prosecuted or completed in a manner and time schedule consistent with industry standard; or

(p) Termination of Operations; Sale of Assets. Any Security Party or Vessel Owning Entity ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets thereof are seized or otherwise appropriated; or

(q) Inability to Pay Debts. Any Security Party or Vessel Owning Entity is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any material indebtedness of such Security Party or Vessel Owning Entity; or

(r) Material Adverse Change. There has occurred an event or condition that has resulted in a Material Adverse Effect; or

(s) Arrest of a Vessel. Any Vessel shall at any time be subject to an arrest, distress or detention in any place for thirty (30) days or more; or

(t) Restricted Party. Any Transaction Party or any Subsidiary thereof or any Relevant Individuals becomes a Restricted Party; or

(u) Delisting. The Parent Guarantor’s shares are involuntarily delisted from the New York Stock Exchange (or such other reputable international stock exchange approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders)).

Upon and during the continuance of any Event of Default, the Lenders’ obligation to make the Loan available shall cease and the Facility Agent, on behalf of the Majority Lenders, may, and shall upon the Majority Lenders’ instruction, by written notice to the Borrower declare the entire unpaid balance of the then outstanding Loan, accrued interest and any other sums payable by the Borrower hereunder or under the Notes and under the other Transaction Documents due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subsections (i) or (q) of this Section 8.1, the Loan, accrued interest and any other sums payable by the Borrower hereunder, under the Notes and under the other Transaction Documents shall be immediately due and payable without declaration, presentment, demand, protest or other notice to the Borrower all of which are expressly waived. In such event, the Creditors or any Creditor may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Notes, in any other Transaction Document, or in aid of the exercise of any power granted herein or therein, or the Lenders, a Lender or the Facility Agent may proceed to enforce the payment of the Notes or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted under the terms of any Security Document or of any Interest Rate Agreement or by applicable law for the collection of all sums due, or so declared due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to the Creditors hereunder and/or under the Notes (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Creditor, the balance of any deposit account (demand or time, matured or unmatured) of the Borrower then or thereafter with any Creditor and every other claim of the Borrower then or thereafter against any of the Creditors.

19.2 Application of Moneys. Except as otherwise provided in any Security Document or in any Interest Rate Agreement, all moneys received by the Facility Agent, the Security Trustee or any Lender under or pursuant to any Transaction Document after the happening of any Event of Default (unless cured to the satisfaction of the Lenders) shall be applied by the Facility Agent in the following manner:

(i)

first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Facility Agent or the Security Trustee hereunder, under the Notes and under any of the other Transaction Documents;

(ii)

secondly, in or towards the payment or reimbursement of any expenses or liabilities incurred by any of the other Creditors in connection with the protection or enforcement of its rights and remedies hereunder, under the Notes and under the other Transaction Documents;

(iii)	thirdly, in or towards payment of any interest owing in respect of the Loan;

(iv)

fourthly, in or towards repayment of principal of the Loan and in or towards payments of any amounts then owed under any Interest Rate Agreement, including but not limited to, any costs associated with unwinding any Interest Rate Agreement relative to the Borrower’s repayment obligations hereunder, ratably among the applicable Creditors in proportion to the respective amounts described in this paragraph held by them;

(v)	fifthly, in or towards payment of all other sums which may be owing to any Creditor under any Transaction Document; and

(vi)	sixthly, the surplus (if any) shall be paid to the Borrower or its designee.

19.3 Indemnification. Each Credit Party agrees to severally indemnify and hold the Creditors harmless against any loss, as well as against any costs or expenses (including legal fees and expenses), which any of the Creditors sustains or incurs as a consequence of any default in payment of the principal amount of the Loan, interest accrued thereon or any other amount payable hereunder, under the Notes related thereto or under any other Transaction Documents, including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Loan or any portion thereof. Any Creditor’s certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Credit Parties.

20. COVENANTS

20.1 Affirmative Covenants. Each Credit Party (other than the Parent Guarantor) hereby covenants and undertakes with the Lenders that, from the Original Closing Date and so long as any principal, interest or other moneys are owing by it in respect of this Agreement or under any other Transaction Document to which it is a party, that it will:

(a) Performance of Agreements. Duly perform and observe, and procure the observance and performance of all other parties thereto (other than the Creditors) of the terms of the Transaction Documents to which it is a party;

(b) Notice of Default, etc. Promptly upon any Responsible Officer of any Credit Party obtaining actual knowledge thereof, inform the Facility Agent of the occurrence of (a) any Default or Event of Default, (b) any litigation, arbitration or governmental proceeding pending or threatened in writing against any Transaction Party not previously disclosed to the Lenders or any development in respect of a previously disclosed litigation, arbitration or governmental proceeding, which if adversely determined could reasonably be expected to have a Material Adverse Effect, including but not limited to, in respect of any Environmental Claim or any judgment entered against a Transaction Party, (c) the withdrawal, with respect to any Vessel owned by it, of such Vessel’s rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect;

(c) Financial Information. Deliver to the Facility Agent:

(i)

as soon as available but not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower ending after the Closing Date, complete copies of the consolidated financial reports of the Borrower, all in reasonable detail, which shall include at least the consolidated balance sheet the Borrower as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year;

(ii)

as soon as available but not later than ninety (90) days after the end of each fiscal quarter of each fiscal year of the Borrower, a quarterly interim consolidated balance sheet of the Borrower, and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but accompanied by the certification of the chief executive officer, chief financial officer or controller of the Borrower that such financial statements fairly present the financial condition of the Borrower as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments; and

(iii)

such other information and data with respect to the Borrower or any Subsidiary of the Borrower that is a Security Party as from time to time may be reasonably requested by the Facility Agent or any Lender;

provided that any delivery requirement under this Section shall be deemed satisfied by the posting of such information, materials or reports as applicable on EDGAR or any successor website maintained by the SEC (if the Borrower is permitted by law to post such materials on EDGAR).

(d) Vessel Covenants. Except as otherwise permitted by this Agreement, with respect to each of the Vessels owned by it:

(i)	keep the Vessels registered in the name of the applicable Subsidiary Guarantor;

(ii)	keep the Vessels in good and safe condition and state of repair (ordinary wear and tear and/or loss or damage by casualty or condemnation excepted);

(iii)

keep the Vessels insured in accordance with the provisions of Section 9.1(t) hereof and of the relevant Mortgage recorded against it and ensure that the requirements thereof in respect of any insurances have been complied with;

(iv)	notify the Facility Agent of all material modifications to the Vessels and of the removal of any parts or equipment from the Vessels; and

(v)	provide the Facility Agent with all reasonably requested Vessel related information;

(e) Corporate Existence. Except as otherwise permitted hereunder, do or cause to be done all things necessary to preserve and keep its separate identity and existence under the laws of its jurisdiction of incorporation or formation and all licenses, franchises, permits and assets necessary to the conduct of its business;

(f) Books and Records. At all times keep proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

(g) Taxes and Assessments. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon each Credit Party’s income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

(h) Inspection. Allow, upon ten (10) Banking Days’ notice from the Facility Agent, any representative or representatives designated by the Facility Agent, subject to applicable laws and regulations, at normal business hours, to visit and inspect subject to customary confidentiality arrangements any of its properties, and, on request, to examine its books of account, records, reports, agreements and other papers and to discuss its affairs, finances and accounts with its officers; provided, that (i) the Facility Agent shall only be allowed to conduct one such inspection per calendar year prior to the occurrence of an Event of Default and an unlimited amount of inspections during the continuance of an Event of Default; and (ii) the foregoing inspections by the Facility Agent shall not unreasonably interfere with the conduct of any Credit Party’s business (unless an Event of Default has occurred and is continuing);

(i) Inspection and Survey Reports. (i) If the Facility Agent shall so request, the relevant Credit Party or Vessel Owning Entity shall provide the Facility Agent (for distribution to the Lenders) with copies of all internally generated inspection or survey reports on each Vessel owned by it; provided, that in the event that any Vessel is reactivated out of cold stack, the Borrower shall provide (or cause to be provided), upon the reasonable request of the Facility Agent, the Facility Agent with copies of all inspections and survey reports to the extent required to be provided to the Classification Society or other such reports requested by the Facility Agent at the cost of the Borrower, and (ii) upon reasonable notice to the relevant Credit Party, each Credit Party shall permit the Facility Agent (acting through surveyors or other persons appointed by it for that purpose) at the cost of the Borrower to inspect the relevant Vessel and shall afford all proper facilities for such inspections; provided, that (A) the Facility Agent shall only be allowed to conduct one such inspection per calendar year prior to the occurrence of an Event of Default and (B) such inspections shall not unreasonably interfere with the operation of any Vessel, any relevant charterer’s quiet enjoyment of the applicable Vessel or that Vessel’s scheduled maintenance and docking schedule;

(j) Compliance with Statutes, Agreements, etc. Except where failure to comply would not alone or in the aggregate result in a Material Adverse Effect, do or cause to be done, all things necessary to comply with all contracts or agreements to which it is a party, and all laws, and the rules and regulations thereunder, applicable to it, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

(k) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Facility Agent notice thereof, specifying in reasonable detail the nature of such condition: (a) its receipt of any written communication that alleges that it is not in compliance with any applicable Environmental Law or Environmental Approval, if such failure to comply would reasonably be expected to have a Material Adverse Effect, (b) any Environmental Claim pending or threatened in writing against any it, which would reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any Material of Environmental Concern that would reasonably be expect to form the basis of any Environmental Claim against it, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Facility Agent, it will submit to the Facility Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

(l) ERISA. Forthwith upon learning of the existence or occurrence of any ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding that, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in a liability to the Credit Parties in the aggregate in excess of $5,000,000, furnish or cause to be furnished to the Facility Agent written notice thereof;

(m) ISM Code, ISPS Code, Annex VI and MTSA Matters. With respect to each Vessel owned by it (i) procure that the Vessel Manager is and shall at all times remain the Operator thereof, (ii) procure that the Operator will comply with and ensure that each of the Vessels operated by it will comply with the requirements of the ISM Code, ISPS Code, Annex VI and MTSA in accordance with the implementation schedules thereof, including (but not limited to) the maintenance and renewal of valid certificates, and when required, security plans, pursuant thereto throughout the term of the Loan; (iii) procure that the Operator will immediately inform the Facility Agent if there is any threatened or actual withdrawal of its DOC, SMC, ISSC or IAPPC in respect of any Vessel operated by it; (iv) procure that the Operator will promptly inform the Facility Agent upon the issuance to the relevant Subsidiary Guarantor or Operator of a DOC and to any of the Vessels of an SMC, ISSC or IAPPC; and (v) maintain an Inventory of Hazardous Materials onboard at all times;

(n) Vessel Classification. Keep and cause to be kept each Vessel owned by it in a good and efficient state of repair so as to maintain her present class with its Classification Society and so as to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws of the relevant Designated Jurisdiction, procure that each such Vessel’s Classification Society make available to the Security Trustee, upon its request, such information and documents in respect of such Vessel as are maintained in the records of such Classification Society, and procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of each such Vessel;

(o) Vessel Management. Cause each of the Vessels owned by it to be managed both commercially and technically by the Vessel Manager;

(p) Brokerage Commissions, etc. Indemnify and hold each of the Creditors harmless from any claim for any brokerage commission, fee, or compensation from any broker or third party hired by any Credit Party resulting from the transactions contemplated hereby;

(q) Vessel Valuations. On or prior to the last day of June and December of each calendar year, the Borrower shall obtain and deliver to the Facility Agent appraisals of the Fair Market Value of the Vessels, such valuations to be at the Borrower’s cost. In the event that the Borrower fails or refuses to obtain the valuations required by this clause, the Facility Agent will be authorized to obtain such valuations from Approved Brokers, at the Borrower’s cost, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrower pursuant to this clause, but the Facility Agent’s action in doing so shall not excuse any default of the Borrower hereunder. If an Event of Default has occurred and is continuing, the Borrower shall obtain appraisals of the Fair Market Value of the Vessels, such valuations to be at the Borrower’s cost, at such further frequency as may be reasonably required by the Majority Lenders;

(r) Evidence of Current COFR. If the Facility Agent shall so request, provide, if applicable, the Facility Agent with copies of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for any Vessel owned by it;

(s) Additional Charters. If a Vessel is subject to any new Charter, the relevant Vessel Owning Entity shall, within 30 days of entering into such Charter, deliver a Charter Assignment with respect to any Charter in excess of (or capable of exceeding, by virtue of any optional extension) 12 months (but only on a commercially reasonable basis if the relevant vessel employment agreement expressly prohibits such assignment);

(t) Maintenance of Insurance.

(i)

Maintain with financially sound and reputable insurance companies, insurance on all its properties and against all such risks and in at least such amounts as are usually insured against by companies of established reputation engaged in the same or similar business from time to time; provided, that it is understood and acknowledged that breach of warranty coverage is not required;

(ii)

Maintain, at their own cost and expense, insurance with respect to its business generally and on the Vessels (including, without limitation, insurance required to be maintained under the terms of the relevant Mortgage) against risks (including, without limitation, marine hull and machinery (including excess value) insurance, marine protection and indemnity insurance, war risks insurance including acts of terrorism and piracy and war risks P&I and liability arising out of pollution), and in forms which are acceptable to the Facility Agent and placed through brokers and with insurance companies, underwriters, funds, mutual insurance associations, war risks and protection and indemnity risks associations, or clubs of recognized standing, in each case satisfactory to the Facility Agent. The Security Trustee and Facility Agent may act in all matters relating to insurances, including the granting or withholding of its consents and approvals on advice from an insurance advisor upon whose advice they may rely;

(iii)

Procure that the aggregate Hull and Machinery and Hull and Freight Interest Insurances insured value of each Vessel shall be equal to or greater than the greater of (i) 120% of the aggregate outstanding principal amount of the Loan (when aggregated with the insured value of the other Vessels then financed under this Agreement) and (ii) the Fair Market Value of such Vessel. The Hull and Machinery insured value of each Vessel shall be at least 80% of the Fair Market Value of such Vessel;

(iv)

Acknowledge and agree that the Security Trustee shall place, at the expense of the Borrower, mortgagee’s interest insurance and, if required by any Lender, mortgagee’s additional perils (pollution) insurance, on conditions acceptable to the Facility Agent in an amount for all Vessels together equal to 120% of the aggregate outstanding amount of the Loan (unless the Security Trustee agrees to a lower amount of coverage), and the Security Trustee on behalf of the Creditors agrees to obtain and maintain the same; and

(v)

Each Subsidiary Guarantor shall promptly assign its interest in hull and machinery insurances (if any) to the Facility Agent (or Security Trustee) pursuant to Insurances Assignments, substantially in the form of Exhibit E hereto;

(u) Maintenance of Properties. Keep all material property necessary in its business in good working order and condition (loss or damage by casualty or condemnation excepted);

(v) Know Your Customer Requirements. Provide all documentation reasonably requested by Lenders in connection with their know your customer requirements, including but not limited to:

(i)	completed bank account opening mandates with telephone and fax indemnities to include the list of all account holders’ authorized signatories and specimens of their signatures;

(ii)	certified list of directors, including titles, business and residential addresses and dates of birth;

(iii)	certified true copy of photo identification (i.e. passport or driving license) and evidence of residential address (i.e. utility bill or bank statement) for all authorized signatories;

(iv)	certificates of incorporation or similar documents, certified by the respective secretary or assistant secretary of such entity;

(v)	with respect to each Credit Party, such entity’s applicable IRS Form W-8 or W-9 and tax identification number, if applicable;

(vi)	completed form 4-329 for each account signatory;

(vii)	with respect to the Borrower, certificate of ultimate beneficial ownership, certified by the respective secretary or assistant secretary of such entity; and

(viii)	non-resident declaration forms, if applicable;

(w) Accounts. Maintain the Earnings Account and deposit therein all Assigned Moneys;

(x) Sanctions and Anti-Money Laundering Laws. Remain, and instruct each of its Subsidiaries, the Vessel Manager and any Relevant Individuals thereof to remain, in compliance with applicable Sanctions Laws and Anti-Money Laundering Laws;

(y) Additional Insurances Assignments. If any Credit Party obtains political risk insurance or other similar insurances, it shall enter into Insurances Assignments over such insurances, substantially in the form of Exhibit E hereto; and

(z) Sustainable Vessel Dismantling In the event that any Subsidiary Guarantor undertakes to dismantle, scrap, or recycle, a Vessel owned by it (or to sell such Vessel to an intermediary with the intention of it being dismantled, scrapped or recycled) with the prior written consent of the Facility Agent (or any other vessel owned by it), it shall be dismantled, scrapped or recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner in accordance with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009, and/or EU Ship Recycling Regulation, 2013, and to the extent applicable, United States laws, as well as any other applicable vessel dismantling conventions on safe, sustainable, and socially and environmentally responsible dismantling of such Vessel that is taken out of service.

20.2 Negative Covenants. Each Credit Party (other than the Parent Guarantor) hereby covenants and undertakes with the Lenders that so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Notes or any other Transaction Documents, that it will not:

(a) Liens. Create, assume or permit to exist, any Lien whatsoever upon any Collateral, except for the following (collectively, “Permitted Liens”):

(i)	the Mortgages, the Assignments and other Liens in connection with this Agreement and the Security Documents;

(ii)	Liens against a Vessel permitted to exist under the terms of the Mortgage;

(iii)

Liens for Taxes not yet due and payable or if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP;

(iv)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(v)	Liens in the ordinary course of business for master’s and crews’ wages and salvage (including contract salvage);

(vi)

other Liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Vessel and which do not in the aggregate materially detract from the value of the Vessels or materially impair the use thereof in the operation of its business and which secure obligations not more than 30 days overdue and which do not result from any default or omission by a Credit Party;

(vii)

any Lien on any asset or property (other than any Vessel) of Falcon Diamond LLC, Falcon Pearl LLC, SEACOR Hawk LLC or SEACOR Eagle LLC granted in favor of any other Credit Party, so long as such Lien is subordinated to the Lien in favor of the Security Trustee; and

(viii)	other Liens in existence on the Effective Date and set forth on Schedule 3 hereto;

(b) Investments. Make any Investment, except for the following Investments:

(i)	Investments in cash and Cash Equivalents;

(ii)

Investments in securities of trade creditors or customers in the ordinary course of business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(iii)

Investments by one Credit Party to, or into, another Credit Party, so long as, to the extent such Investment is in the form of Intercompany Debt, such Indebtedness is (x) permitted under Section 9.2(c) and (y) subordinated to the obligations owed to the Lenders under the Transaction Documents pursuant to Section 18.15 hereof;

(iv)	Investments by the Borrower in Subsidiaries that are not Credit Parties, so long as before and after giving effect thereto, there shall not have occurred an Event of Default that is continuing; and

(v)	other Investments in existence on the Effective Date and set forth on Schedule 5 hereto;

(c) Transaction with Affiliates. Enter into any transaction with an Affiliate, other than on an arms-length basis other than transactions for the benefit of such Credit Party; provided that the foregoing restriction shall not apply to (i) any transaction between or among any Credit Party and any other Credit Party; (ii) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Parent Guarantor and its Subsidiaries; (iii) compensation arrangements for officers and other employees of Parent Guarantor and its Subsidiaries entered into in the ordinary course of business; (iv) transactions expressly permitted by Section 9.2(l)(ii) of this Agreement, and (v) other affiliate transactions existing on the Effective Date and set forth on Schedule 6 hereto;

(d) Change of Flag, Class, Management or Ownership. Change (i) the flag of a Vessel owned by it other than to another Designated Jurisdiction (provided, that a new Mortgage is granted to the Security Trustee and registered with the registry of the new Designated Jurisdiction and any other necessary changes to the Security Documents are effected in a manner satisfactory to the Majority Lenders) or with the consent of the Majority Lenders, (ii) the Classification Society of a Vessel owned by it other than to an Approved Classification Society without the Majority Lenders’ prior written consent, (iii) the technical or commercial management of a Vessel owned by it other than to another Vessel Manager or (iv) the immediate or ultimate ownership of a Vessel owned by it;

(e) Change in Business. Materially change the nature of its business or commence any business materially different from its current business;

(f) Equity Interests. (i) purchase, cancel, redeem or retire any of its Equity Interests, (ii) increase or reduce its authorized Equity Interests; or (iii) issue any additional Equity Interests except to the extent such new Equity Interests are made subject to the terms of the Pledge Agreement immediately upon the issue thereof in a manner satisfactory to the Facility Agent;

(g) Sale of Assets. Sell, assign, transfer, pledge or otherwise convey or dispose of any of the Vessels owned by it or any other of its assets pledged to the Security Trustee pursuant to this Agreement or a Security Document unless the applicable portion of the Loan is repaid in accordance with Section 5.4(a), except for (i) leases of, or charter contracts in respect of, the Vessels in the ordinary course of business and as permitted by Section 9.2(q) (Restrictions on Chartering) and (ii) disposals of property (but not any Vessel) that is no longer economically practicable to maintain or useful in the conduct of the business of the Credit Parties, taken as a whole;

(h) Changes in Name. Change its name or principal place of business unless the Facility Agent shall have received five (5) Banking Days prior written notice of such change;

(i) Restricted Payments. (i) directly or indirectly declare or pay any dividend or make any distribution on account of its Equity Interests or (ii) purchase, repurchase, redeem, retire or otherwise acquire for value any Equity Interests of any Security Party (such dividend or distribution on account of equity interests referenced in item (i) hereof, or payment, purchase, repurchase, redemption, retirement or acquisition referenced in item (ii) hereof, “Restricted Payment”), except for (i) any dividend or distribution to a Credit Party (other than the Parent Guarantor) or (ii) so long as before and after giving effect thereto, there shall not have occurred an Event of Default that is continuing, any other Restricted Payment. For the avoidance of doubt, the term “Restricted Payment” shall not include any payment of interest under any convertible debt or similar instrument of any Credit Party, including the Convertible Bond;

(j) Consolidation and Merger. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it or enter into any demerger, amalgamation, consolidation or corporate reconstruction or restructuring, other than (x) a merger of any Subsidiary Guarantor with another Subsidiary Guarantor, or a merger of any Affiliate of a Subsidiary Guarantor into another Subsidiary Guarantor, in each case, so long as the surviving entity after such merger is a Subsidiary Guarantor and any necessary actions as reasonably requested by the Security Trustee to preserve the Security Trustee’s security interests are taken simultaneously upon the consummation of such transaction and (y) with the prior written consent of the Majority Lenders;

(k) Change Fiscal Year. Change its fiscal year (other than as may be required to conform to GAAP);

(l) Indebtedness. Create, incur, issue, or otherwise become directly or indirectly liable for any Indebtedness, other than the following (collectively, “Permitted Indebtedness”):

(i)	Indebtedness created pursuant to this Agreement;

(ii)	Indebtedness of any Credit Party extended by another Credit Party (such Indebtedness, “Intercompany Debt”), so long as such Indebtedness is subordinated pursuant to Section 18.15;

(iii)	normal trade credits in the ordinary course of business;

(iv)

Indebtedness of the Borrower or any Subsidiary Guarantor under Interest Rate Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes; and

(v)	other Indebtedness existing on the Effective Date and set forth on Schedule 2 hereto.

(m) Sanctions and Anti-Money Laundering Laws. (i) Engage in a trade or financial transaction or other dealing with any individual, entity or Sanctioned Country that would violate Sanctions Laws; or (ii) take any action or make any omission that results, or is reasonably likely to result, in any Credit Party becoming a Restricted Party (or permit any Subsidiary or Relevant Individuals thereof to take such action or make such omission); or (iii) use any proceeds from the Loan, directly or, to its knowledge, indirectly, (1) to fund any trade or business involving any Restricted Party (except to the extent licensed or approved by OFAC or other applicable Governmental Authority), or (2) for the purpose of engaging in any activities that would result in a violation of Sanctions Laws or Anti-Money Laundering Laws by any Credit Party;

(n) Changes to Management Agreements. Amend, waive, terminate or otherwise modify any Management Agreement without the written consent of the Majority Lenders, such consent not to be unreasonably withheld, conditioned or delayed;

(o) Use of Proceeds. Use the proceeds of the Loan in violation of Regulation T, U or X;

(p) Accounts. Establish any operating accounts or earnings accounts in respect of the Assigned Moneys with any financial institution other than the Account Bank; and

(q) Restrictions on Chartering. In relation to the Vessel owned by it, (i) let that Vessel on demise charter for any period, other than any Approved Bareboat Charter, (ii) permanently remove that Vessel from service unless it has first given notice to the Facility Agent and the asset maintenance test set forth in Section 9.3 is satisfied before and after such removal, or (iii) put the vessels FALCON DIAMOND and FALCON PEARL into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $5,000,000 (or the equivalent in any other currency) for each such vessel unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Vessel or its earnings for the cost of such work or for any other reason.

20.3 Asset Maintenance. If the aggregate Fair Market Value of the Vessels mortgaged to the Security Trustee (evidenced by the valuations provided to the Facility Agent pursuant to Section 9.1(q) on or prior to the last day of June and December of each calendar year) is less than the one hundred forty percent (140%) (the “Required Percentage”) of the principal amount of the Loan then outstanding, the Borrower shall, within a period of fifteen (15) days (which period may be extended by the Facility Agent (acting with the consent of the Majority Lenders)) following receipt by the Borrower of written notice from the Facility Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either (i) pledge (or cause to be pledged) to the Security Trustee additional Collateral of sufficient value such that the aggregate Fair Market Value of the Vessels mortgaged to the Security Trustee plus the additional Collateral equals the Required Percentage of the outstanding amount of the Loan or (ii) prepay such amount of the Loan (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.5) as shall result in the Fair Market Value of the Vessels mortgaged to the Security Trustee being not less than the Required Percentage of the outstanding principal amount of the Loan.

9.4 Vessel Releases and Transfers

(a) provided that the ratio of Consolidated EBITDA to Consolidated Net Interest Expense set forth in Section 4(a)(xvi) of the Parent Guaranty exceeded 3.00:1.00 as of the most recently-ended fiscal quarter, upon the written request of the Borrower to the Facility Agent, (i) any lien created pursuant to any Security Document in respect of any of the Additional Credit Support Vessels shall be released and (ii) the relevant Vessel Owning Entity shall be released from this Agreement (if it owns no other Vessel mortgaged to the Security Trustee) and any Security Document to which it is party, provided, that before and after giving effect to any such release, (A) the aggregate Fair Market Value of the Vessels is more than two hundred percent (200%) of the principal amount of the Loan then outstanding, (B) no Event of Default has occurred or is continuing, and (C) the principal amount outstanding under the Loan is less than or equal to $55,000,000. For the avoidance of doubt, this paragraph (a) of Section 9.4 does not apply to the sale of a Vessel pursuant to paragraph (a) of Section 5.4.

(b) If, at any time, any Vessel Owning Entity enters into any vessel employment contract involving operations in Guyana, upon the written request of the Borrower to the Facility Agent, the relevant Vessel is permitted to be transferred to SEACOR Marine (and all liens created pursuant to the relevant Security Documents in respect of that Vessel or the relevant Vessel Owning Entity shall be released), provided, that before and after giving effect to such transfer and release, (i) the asset maintenance test set forth in Section 9.3 is satisfied (after taking into account the mortgages to be granted pursuant to sub-section (ii)(A) hereof) and (ii) no Event of Default has occurred or is continuing. In connection therewith, the Parent Guarantor shall, on the date of such release, or shall cause SEACOR Marine, as applicable, to (A) grant a first priority or preferred mortgage over such Vessel, (B) execute and deliver the documents in respect of the Assignments specified in Section 4.1(j) and (C) do all such acts and execute all such documents and instruments (including resolutions, officer’s certificates and legal opinions) as reasonably requested by the Security Trustee to maintain and ensure the Security Trustee’s first priority collateral position with respect to that Vessel.

(c) If, at any time, any Vessel owned by SEACOR Marine or any other Vessel Owning Entity that is not a Subsidiary Guarantor permanently ceases operations in Guyana, upon the written request of the Facility Agent to the Parent Guarantor, the Parent Guarantor shall, within 6 months of such written request, cause SEACOR Marine or such other Vessel Owning Entity to transfer the ownership of such Vessel to a Subsidiary selected by the Parent Guarantor. On the date of such transfer, the relevant Subsidiary shall (i) (if it is not already a Subsidiary Guarantor) accede into this Agreement as a Subsidiary Guarantor, (ii) grant in favor of the Security Trustee a first priority or preferred mortgage over such Vessel and (B) execute and deliver the documents in respect of the Assignments specified in Section 4.1(j), (iii) to cause its Equity Interests to be pledged in favor of the Security Trustee and (iv) do all such acts and execute all such documents and instruments (including resolutions, officer’s certificates and legal opinions) as reasonably requested by the Security Trustee to maintain and ensure its first priority collateral position with respect to that Vessel.

21. ASSIGNMENT

(a) This Agreement shall be binding upon, and inure to the benefit of, each of the Credit Parties and each of the Creditors and their respective successors and assigns, except that the Credit Parties may not assign any of their respective rights or obligations hereunder without the written consent of the Lenders.

(b) Each Lender shall be entitled to assign its rights and obligations under this Agreement with the consent of the Borrower (such consent shall be deemed to have been given if no express refusal is received within five (5) Banking Days) and the Facility Agent; provided, no such consent of the Borrower shall be necessary in the case of the assignment to (i) an entity identified on a list agreed by the Borrower and delivered to the Mandated Lead Arrangers prior to the date hereof, (ii) to another Lender, (iii) an Affiliate, a Related Fund, another office or branch of any Lender, (iv) to a Mandated Lead Arranger, or an Affiliate of a Mandated Lead Arranger and made in connection with the facilitation of primary syndication or first utilization and (v) any Person during the continuance of any Event of Default; and, in any case, such Lender shall forthwith give notice of any such assignment to the Borrower and the Facility Agent and, provided no Event of Default has occurred and is continuing, pay the Facility Agent an assignment fee of $7,500 for each such assignment; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement and any assignee that is not a Lender shall deliver to the Facility Agent an Administrative Questionnaire. Each of the Credit Parties will take all reasonable actions requested by the Facility Agent or any Lender to effect such assignment, including but not limited to, providing the documents required pursuant to Section 9.1(v). No Lender shall assign its rights and obligations under this Agreement to any natural Person, the Borrower or any of the Borrower’s Affiliates, or to any Lender that has not previously complied with its funding obligations under this Agreement.

(c) The aggregate amount of the Commitment to be assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan to be assigned of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Facility Agent) shall not be less than $2,000,000, unless each of the Facility Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loan at the time owing to it no minimum amount need be assigned.

(d) The Facility Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of (and stated interest on) the Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Facility Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Assumption Agreement executed by an assigning Lender and an assignee, the assignment fee referred to above and any written consent to such assignment required, the Facility Agent shall accept such Assignment and Assumption Agreement and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Facility Agent shall have no obligation to accept such Assignment and Assumption Agreement and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(f) In addition, any Lender may at any time sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Facility Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the terms of this Agreement and that directly affects such Participant.

(g) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amount of (and stated interest on) each Participant’s interest in the Loans or other obligations under this Agreement (“Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is registered under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as owner of such participant for all purposes of this Agreement notwithstanding any notice to the contrary.

22. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

22.1 Illegality. In the event that by reason of any change in or introduction of any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Facility Agent and the Borrower to that effect, whereafter the liability of such Lender to make its portion of the Loan available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Loan advanced by such Lender within sixty (60) days or, if such Lender so agrees, to repay such portion of the Loan to the Lender on the last day of the calendar month in accordance with and subject to the provisions of Section 11.7. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Loan, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Loan available from another jurisdiction or otherwise restructuring such portion of the Loan on a basis which is not unlawful.

22.2 Increased Costs. (a) If, after the Original Closing Date, any change in or introduction of applicable law, regulation or regulatory requirement (including any applicable law, regulation or regulatory requirement which relates to capital adequacy or liquidity controls or which affects the manner in which a Lender allocates capital resources under this Agreement), Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV, or in the interpretation or application thereof by any governmental or other authority, shall:

(i)

subject any Lender to any Taxes (but excluding Taxes subject to the gross up Section under Section 7.1 and Taxes exempt from gross up pursuant to Section 7.3 or Section 7.6) with respect to its income from the Loan, or any part thereof;

(ii)

impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender; or

(iii)	impose on any Lender any other non-tax condition affecting the Loan or any part thereof,

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining the Loan or any part thereof or to reduce the amount of any payment received by such Lender, then and, in any such case, if such increase or reduction, in the opinion of such Lender, materially affects the interests of such Lender under or in connection with this Agreement:

(b) such Lender shall notify the Facility Agent and the Borrower of the happening of such event, and

(c) the Borrower agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction in respect of the Loan.

(d) In this Section 11.2,

(i)	“Basel III” means:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement—Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

(ii)	“CRD IV” means:

(a)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(b)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(c)	any other law or regulation which implements Basel III.

22.3 Market Disruption. The following provisions of Sections 11.4 and 11.5 apply if Term SOFR is not available for an Interest Period on the date of determination of the Benchmark (excluding the circumstances described in Section 6.5).

22.4 Notification of Market Disruption. The Facility Agent shall promptly notify the Borrower and each of the Lenders, stating the circumstances falling within Section 11.3 which have caused its notice to be given (the “Market-Disruption Notification”); provided, however, that the level of detail of the Market-Disruption Notification shall be in the Facility Agent’s discretion and the Market-Disruption Notification itself shall, absent manifest error, be final, conclusive and binding on all parties hereto.

22.5 Alternative Rate of Interest during Market Disruption. For so long as the circumstances falling within Section 11.3 are continuing, the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the aggregate of (i) the higher of (a) the rate of interest per annum last quoted by the Wall Street Journal as the “Prime Rate” in the United States, and (b) one half percent (1/2%) above the Federal Funds Effective Rate, (ii) the Margin, and (iii) Mandatory Costs, if any.

22.6 Lender’s Certificate Conclusive. A certificate or determination notice of the Facility Agent or any Lender, as the case may be, as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrower.

22.7 Compensation for Losses. Where the Loan or any portion thereof is to be repaid by the Borrower pursuant to this Section 11, the Borrower agrees simultaneously with such repayment to pay to the relevant Lenders all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Creditor pursuant to this Agreement, together with such amounts as may be necessary and are certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain the Loan or such portion thereof for the remainder (if any) of the then current Interest Period or Interest Periods, if any, but otherwise without penalty or premium.

23. CURRENCY INDEMNITY

23.1 Currency Conversion. If, for the purpose of obtaining or enforcing a judgment in any court in any country, it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in Dollars under any Transaction Document, then the conversion shall be made, in the discretion of the Facility Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the “conversion date”), provided that the Creditors shall not be entitled to recover under this Section 12.1 any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under any Transaction Document.

23.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but, in any event, not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount then due under the Transaction Documents in Dollars; any excess over the amount due received or collected by any Lender shall be remitted to the Borrower.

23.3 Additional Debt Due. Any amount due from any Credit Party under this Section 12 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of the Transaction Documents.

23.4 Rate of Exchange. The term “rate of exchange” in this Section 12 means the rate at which the Facility Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

24. FEES AND EXPENSES

24.1 Fees. The Borrower shall pay all fees in the amount and at the times agreed in any Fee Letter.

24.2 Expenses. The Credit Parties agree, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Facility Agent, the Security Trustee and the Lenders for payment of, (i) the reasonable expenses of the Facility Agent, the Security Trustee and the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Creditors’ rights or remedies with respect thereto or in the preservation of the Creditors’ priorities under the documentation executed and delivered in connection therewith), including, without limitation, all costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable and documented fees and disbursements of Lenders’ counsel in connection therewith, as well as the fees and expenses of any independent appraisers, surveyors, engineers, inspectors and other consultants retained by a Lender in connection with this Agreement and the transactions contemplated hereby and under the Security Documents, (ii) all costs and expenses, if any, in connection with the enforcement of this Agreement, the Notes and the Security Documents and (iii) stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Notes) herein contemplated and to hold the Facility Agent, the Security Trustee and the Lenders free and harmless in connection with any liability arising from the non-payment of any such stamp or other similar taxes. Such stamp or other similar taxes and, if any, interest and penalties related thereto as may become payable after the Original Closing Date shall be paid immediately by the Borrower to the Facility Agent, the Security Trustee or the Lenders, as applicable, when liability therefor is no longer contested by the Facility Agent, the Security Trustee or the Lenders or reimbursed immediately by the Borrower to the Facility Agent, the Security Trustee or the Lenders after payment thereof (if the Facility Agent, the Security Trustee of the Lenders, in their sole discretion, choose to make such payment).

25. APPLICABLE LAW, JURISDICTION AND WAIVER

25.1 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

25.2 Jurisdiction. Each of the Credit Parties hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Creditors under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on such Credit Party by mailing or delivering the same by hand to such Credit Party at the address indicated for notices in Section 16.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by such Credit Party as such, and shall be legal and binding upon such Credit Party for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Credit Parties to the Lenders) against such Credit Party in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. Each Credit Party will advise the Facility Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Creditors may bring any legal action or proceeding in any other appropriate jurisdiction.

25.3 WAIVER OF IMMUNITY. TO THE EXTENT THAT ANY OF THE CREDIT PARTIES HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH CREDIT PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

25.4 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE EACH OF THE CREDIT PARTIES AND EACH OF THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

26. THE FACILITY AGENT / THE SECURITY TRUSTEE.

26.1 Appointment of Agent. Each of the Lenders and the Swap Banks hereby irrevocably appoints and authorizes the Facility Agent and the Security Trustee, respectively, to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Facility Agent and the Security Trustee, respectively by the terms hereof and thereof. Neither the Facility Agent, nor the Security Trustee nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under any Transaction Document or in connection therewith, except for its or their own gross negligence or willful misconduct.

26.2 Security Trustee as Trustee. Each of the Creditors irrevocably appoints, designates and authorizes the Security Trustee as trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Creditors or any of them or for the benefit thereof under or pursuant to this Agreement or the other Transaction Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Creditor in the Transaction Documents), (ii) all moneys, property and other assets paid or transferred to or vested in any Creditor or any agent of any Creditor or received or recovered by any Creditor or any agent of any Creditor pursuant to, or in connection with, the Transaction Documents whether from the Borrower or any other Credit Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Creditor or any agent of any Creditor in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment and declares that it holds all such property on trust for the Creditors on the terms contained in this Agreement and the other Transaction Documents (but shall have no obligations under this Agreement or the other Transaction Documents except those expressly set forth herein and therein). Neither the Security Trustee nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Notes or the other Transaction Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

26.3 Distribution of Payments. Whenever any payment is received by the Facility Agent or the Security Trustee from the Borrower or any other Credit Party for the account of the Lenders, or any of them, whether of principal or interest on the Notes, commissions, fees under Section 13, or otherwise, it will thereafter cause like funds relating to such payment to be promptly distributed ratably to the Lenders according to their respective Commitments in respect of a Tranche, in each case to be applied according to the terms of this Agreement. Unless the Facility Agent or the Security Trustee, as the case may be, shall have received notice from the Borrower prior to the date when any payment is due hereunder that the Borrower will not make any payment on such date, the Facility Agent or the Security Trustee may assume that the Borrower has made such payment to the Facility Agent or the Security Trustee, as the case may be, on the relevant date and the Facility Agent or the Security Trustee may, in reliance upon such assumption, make available to the Lenders on such date a corresponding amount relating to such payment ratably to the Lenders according to their respective Commitments. If and to the extent that the Borrower shall not have so made such payment available to the Facility Agent or the Security Trustee, as the case may be, the Lenders and the Borrower (but without duplication) severally agrees to repay to the Facility Agent or the Security Trustee, as the case may be, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Lenders until the date such amount is repaid to the Facility Agent or the Security Trustee, as the case may be, as calculated by the Facility Agent or Security Trustee to reflect its cost of funds.

26.4 Holder of Interest. The Facility Agent may treat each Lender as the holder of all of the interest of such Lender in the Loan unless and until the Facility Agent has received a copy of an Assignment and Assumption Agreement evidencing the transfer of all or any part of such Lender’s interest in the Loan.

26.5 No Duty to Examine, Etc. The Facility Agent shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the other Transaction Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any other Transaction Document and the Facility Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

26.6 Facility Agent and Security Trustee as Lenders. With respect to that portion of the Loan made available by it, each of the Facility Agent and the Security Trustee shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Facility Agent or the Security Trustee, as the case may be, and the term “Lender” or “Lenders” shall include the Facility Agent and the Security Trustee in their capacity as Lenders. Each of the Facility Agent and the Security Trustee and their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower as if it were not the Facility Agent or the Security Trustee, as the case may be.

26.7 Obligations of Facility Agent and Security Trustee. (a) The obligations of each of the Facility Agent and the Security Trustee, respectively, under this Agreement and the other Transaction Documents are only those expressly set forth herein and therein.

(a) Neither the Facility Agent nor the Security Trustee shall at any time be under any duty to investigate whether an Event of Default, or a Default, has occurred or to investigate the performance of this Agreement or the other Transaction Documents by any Credit Party.

(b) Promptly upon receipt thereof by the Facility Agent, the Facility Agent shall furnish each Lender with a copy of all financial reports and notices delivered to it by the Borrower hereunder.

26.8 Discretion of Facility Agents and Security Trustee. (a) Each of the Facility Agent and the Security Trustee, respectively, shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of the Transaction Documents, unless the Facility Agent or Security Trustee, as the case may be, shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that neither the Facility Agent nor the Security Trustee shall be required to take any action which (in the Facility Agent’s and/or the Security Trustee’s sole discretion) may expose such Facility Agent or the Security Trustee, as the case may be, to personal liability or which is contrary to this Agreement or applicable law.

(a) Each of the Facility Agent and the Security Trustee shall in all cases be fully protected in acting or refraining from acting under this Agreement or under any other Transaction Document in accordance with the instructions of the Majority Lenders (or, where expressly required hereby, all the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

26.9 Assumption re Event of Default. Except as otherwise provided in Section 15.15, the Facility Agent shall be entitled to assume that no Event of Default or Default has occurred and is continuing, unless the Facility Agent has been notified by the Borrower of such fact or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Facility Agent shall have been notified by any party in the manner set forth in the preceding sentence of any Event of Default or of any Default, the Facility Agent shall promptly notify the Lenders and shall take action and assert such rights and/or advise the Security Trustee to take such action or assert such rights under the Transaction Documents as the Majority Lenders shall request in writing.

26.10 No Liability of Agents and the Lenders. Neither the Facility Agent, nor the Security Trustee nor any Lender nor any Swap Bank shall be under any liability or responsibility whatsoever:

(a) to any Credit Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lender or any other person of any of its or their obligations under this Agreement or the other Transaction Documents;

(b) to any Lender or Lenders or any Swap Bank as a consequence of any failure or delay in performance by, or any breach by any Credit Party of any of its obligations under this Agreement or the other Transaction Documents; or

(c) to any Lender or Lenders or any Swap Bank for any statements, representations or warranties contained in this Agreement or the other Transaction Documents or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement or the other Transaction Documents or any document or instrument delivered in connection with the transactions hereby contemplated.

26.11 Indemnification of Facility Agent and Security Trustee. The Lenders and the Swap Banks agree to indemnify each of the Facility Agent and the Security Trustee (to the extent not reimbursed by the Borrower), pro rata according to the respective amounts of their interests in the Loan, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, the Facility Agent or the Security Trustee, as the case may be, in any way relating to or arising out of this Agreement or the other Transaction Documents, any action taken or omitted by the Facility Agent or the Security Trustee, as the case may be, hereunder or thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement or the other Transaction Documents, except that no Lender or Swap Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Facility Agent’s or Security Trustee’s, as the case may be, gross negligence or willful misconduct.

26.12 Consultation with Counsel. Each of the Facility Agent and the Security Trustee may consult with legal counsel selected by the Facility Agent or Security Trustee, as the case may be and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

26.13 Resignation. Each of the Facility Agent and the Security Trustee may resign at any time by giving sixty (60) days’ written notice (the “Resignation Effective Date”) thereof to the Creditors and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Facility Agent or Security Trustee, as the case may be. If no successor Facility Agent or Security Trustee, as the case may be, shall have been so appointed by the Majority Lenders and shall have accepted such appointment within sixty (60) days after the retiring Facility Agent’s or Security Trustee’s, as the case may be, giving notice of resignation, then the retiring Facility Agent or Security Trustee, as the case may be, may, on behalf of the Creditors, appoint a successor Facility Agent or Security Trustee, as the case may be, which shall be a bank or trust company of recognized standing. The appointment by the Majority Lenders of any successor to the Facility Agent or Security Trustee shall (unless an Event of Default has occurred and is continuing) be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any resignation of the Facility Agent or Security Trustee hereunder, the provisions of this Section 15 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Facility Agent or Security Trustee, as the case may be. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

26.14 Representations of Lenders. Each Creditor represents and warrants to each other Creditor that:

(i)

in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and the other Credit Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Creditor; and

(ii)

so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower and the other Credit Parties.

26.15 Notification of Event of Default. If the Facility Agent has received a notice from the Borrower or any Creditor about the occurrence of a Default or Event of Default, the Facility Agent shall promptly notify the Creditors of such Default or Event of Default.

26.16 Sharing of Payments, Etc. If any Creditor shall obtain any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Notes or the Security Documents, or otherwise) on account of the amounts advanced and owing to it (other than pursuant to Sections 11.2 or 11.7 or otherwise in respect of any gross up for Taxes pursuant to Section 7.1) in excess of its ratable share of payments on account of the amounts advanced obtained by all the Creditors, such Creditor shall forthwith purchase from the other Creditors such participations in the amounts advanced owing to them as shall be necessary to cause such purchasing Creditor to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Creditor, such purchase from each Creditor shall be rescinded and such Creditor shall repay to the purchasing Creditor the purchase price to the extent of such recovery together with an amount equal to such Creditor’s ratable share (according to the proportion of (i) the amount of such Creditor’s required repayment to (ii) the total amount so recovered from the purchasing Creditor) of any interest or other amount paid or payable by the purchasing Creditor in respect of the total amount so recovered. The Borrower agrees that any Creditor so purchasing a participation from another Creditor pursuant to this Section 15.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Creditor were the direct creditor of the Borrower in the amount of such participation.

26.17 Erroneous Payments.

(a) With respect to any payment that the Facility Agent makes to any Lender or other Creditor as to which the Facility Agent determines that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made the corresponding payment to the Facility Agent; (2) the Facility Agent has made a payment in excess of the amount(s) received by it from the Borrower either individually or in the aggregate (whether or not then owed); or (3) the Facility Agent has for any reason otherwise erroneously made such payment; then each of the Creditors severally agrees to repay to the Facility Agent forthwith on demand the Rescindable Amount so distributed to such Creditor, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Facility Agent, at the Federal Funds Effective Rate. A notice of the Facility Agent to any Person under this clause (a) shall be conclusive, absent manifest error.

(b) Notwithstanding anything to the contrary in this Agreement, if at any time the Facility Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or other Creditor, whether or not in respect of any obligation or liability due and owing in connection herewith to a Creditor at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Facility Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount was received by it to but excluding the date of payment to the Facility Agent, at the Federal Funds Effective Rate. A notice of the Facility Agent to any Person under this clause (b) shall be conclusive, absent manifest error. To the extent permitted by law, each Lender and each other Creditor irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. The Facility Agent shall inform each Lender or other Creditor that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 15.17 shall survive the resignation or replacement of the Facility Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document.

(c) Each Lender or Creditor hereby authorizes the Facility Agent to set off, net and apply any and all amounts at any time owing to such Lender or Creditor under any Transaction Document against any amount due to the Facility Agent under immediately preceding clauses (a) or (b) under the indemnification provisions of this Agreement.

(d) The parties hereto agree that payment of a Rescindable Amount shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Security Party under the Transaction Documents, except, in each case, to the extent such Rescindable Amount is, and solely with respect to the amount of such Rescindable Amount that is, comprised of funds received by the Facility Agent from the Borrower or any other Security Party for the purpose of making such Rescindable Amount. For the avoidance of doubt, no provision in this Section 15.17 shall be interpreted to increase (or accelerate the due date for) or have the effect of increasing (or accelerating the due date for), the obligations of the Borrower or other Security Party under the Transaction Documents relative to the amount (and/or timing for payment) of the obligations that would have been payable had the erroneous Rescindable Amount not been paid by the Facility Agent.

27. NOTICES AND DEMANDS

27.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic mail or similar writing) and shall be given to the Borrower and/or the Facility Agent and/or the Security Trustee at its respective address or facsimile number set forth below and to the Creditors at their addresses and facsimile numbers set forth in Schedule 1 hereto or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 16.1 and telephonic confirmation of receipt thereof is obtained, or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section 16.1 or when delivery at such address is refused.

If to the Borrower:

c/o SEACOR Marine LLC

5005 Railroad Avenue

Morgan City, Louisiana 70380

Attn: Executive Vice President

Facsimile No.: 985-876-5444

E-mail: jllorca@seacormarine.com

With a copy to:

SEACOR Marine Holdings Inc.

5005 Railroad Avenue

Morgan City, Louisiana 70380

Attn: Legal Department

Facsimile No.: 985-876-5444

E-mail: aeverett@seacormarine.com

If to any of the other Credit Parties:

c/o SEACOR Marine Holdings Inc.

5005 Railroad Avenue

Morgan City, Louisiana 70380

Attn: Legal Department

Facsimile No.: 985-876-5444

E-mail: aeverett@seacormarine.com

If to the Facility Agent or Security Trustee:

DNB BANK ASA, New York Branch

30 Hudson Yards, 81st Floor

New York, New York 10001

Attention: Ms. Samantha Stone

Email: Samantha.stone@dnb.no

28. MISCELLANEOUS

28.1 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Facility Agent and each Creditor and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held (including, but not limited to, the Earnings Account(s)) and other indebtedness at any time owing by the Facility Agent, such Creditor or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Transaction Documents, irrespective of whether the Facility Agent or such Creditor shall have made any demand under this Agreement and although such obligations may be unmatured. The Facility Agent and each Creditor agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Facility Agent and each Creditor and their respective Affiliates under this Section 17.1 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Facility Agent, such Creditor, the Security Trustee and their respective Affiliates may have. Notwithstanding anything to the contrary set forth in Section 17 or elsewhere herein, the Facility Agent may not discriminate against the Creditors generally in favor of its own interests when exercising setoff rights against amounts received from the Borrower hereunder, including any amount in any Earnings Account.

28.2 Time of Essence. Time is of the essence with respect to this Agreement but no failure or delay on the part of any of the Facility Agent, the Security Trustee or the other Creditors to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any of the Facility Agent, the Security Trustee or the other Creditors of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

28.3 Invalidity. In case any one or more of the provisions contained in this Agreement or any other Transaction Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Borrower or other applicable Credit Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

28.4 References. References herein to Articles, Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Agreement or the other Transaction Documents as applicable, unless the context otherwise requires.

28.5 Further Assurances. Each Credit Party agrees that if this Agreement or any of the other Transaction Documents shall, in the reasonable opinion of the Creditors, at any time be deemed by the Creditors for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Creditors may be required in order to more effectively accomplish the purposes of this Agreement and/or the other Transaction Documents (including, without limitation, to create, perfect, vest in favor of the Security Trustee or protect the priority of security conferred or intended to be conferred by or pursuant to the Transaction Documents).

28.6 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Credit Parties on the one part, and any of the Creditors, on the other part, relating to the transactions contemplated hereby, whether written or oral are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Credit Parties and the Creditors, as the case may be, are parties, which alone fully and completely express the agreements between the Credit Parties and the Creditors.

28.7 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto. Neither this Agreement, the Notes, any of the Security Documents nor any Interest Rate Agreement nor any terms hereof or thereof may be waived or amended unless such waiver or amendment is approved by the Credit Parties and the Majority Lenders, provided, that no such waiver or amendment shall, without the written consent of each Lender affected thereby, (i) reduce the interest rate (other than any waiver of any default interest) or extend the time of a scheduled payment of principal or interest or fees (but not prepayment) on the Loan or reduce the principal amount of the Loan hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation, (iii) amend, modify or waive any provision of this Section 17.7, (iv) amend the definition of Majority Lenders (including component parts thereof), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, or (vi) release any Transaction Party from any of its obligations under any Transaction Document except as expressly provided herein or in such Transaction Document; provided, further, that no such waiver or amendment shall amend, modify or otherwise affect the rights or duties of the Facility Agent or the Security Trustee without the prior written consent of the Facility Agent or the Security Trustee acting as such at the effective date of such agreement, as applicable. It is understood and agreed that Schedules 1-A and 4 may be amended by the Facility Agent and the Borrower from time to time to reflect the changes to the list of Subsidiary Guarantors and Vessels in accordance with the terms of this Agreement (including Section 9.4). It is acknowledged by the parties hereto as of the date hereof that Exhibits attached hereto are in substantially final form, but may be subject to additional review and modification as may be mutually agreed after the date hereof among the Borrower, the Majority Lenders and the Facility Agent.

28.8 Assumption re Event of Default. The Creditors shall be entitled to assume that no Event of Default or Default has occurred and is continuing, unless the Creditors have been notified by the Borrower of such fact. In the event that any Creditor shall have been notified, in the manner set forth in the preceding sentence, by the Borrower of any Event of Default or Default, such Creditor shall promptly notify the Facility Agent in writing, and the Majority Lenders may take action and assert such rights under this Agreement or under any other Transaction Document or as provided for under applicable law as they determine are appropriate.

28.9 Indemnification. Neither any Creditor nor any of its directors, officers, agents or employees shall be liable to any Credit Party for any action taken or not taken thereby in connection herewith in the absence of its own gross negligence or willful misconduct. Each of the Credit Parties hereby jointly and severally agrees to indemnify the Creditors, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all claims, losses, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of every nature and character (other than taxes) arising out of, in connection with, or as a result of the execution or delivery of the Transaction Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations under the Transaction Documents or the consummation of the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of the Loan, (b) the reversal or withdrawal of any provisional credits granted by the Facility Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Borrower, (c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, and regardless of whether any Indemnitee is a party thereof, (d) any civil penalty or fine assessed by OFAC or another Governmental Authority against the Facility Agent or any other Creditor as a result of conduct of any Credit Party or any Relevant Individuals thereof that violates a Sanctions Law or Anti-Money Laundering Law, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with defense thereof or (e) with respect to the Credit Parties and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Materials of Environmental Concern or any action, suit, proceeding or investigation brought or threatened with respect to any Materials of Environmental Concern relating, in each case, to any circumstance or occurrence arising in relation to, or during the time of, the management, use, control ownership or operation of property or assets by the Credit Parties, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, the relevant Credit Party shall not be responsible for any liabilities, losses, damages and/or expenses under this Section 17.9 caused by an Indemnitee’s own gross negligence or willful misconduct. Notwithstanding anything herein to the contrary, the foregoing indemnification shall not apply to the extent that any claims, damages, expenses, obligations, penalties, actions, judgments, suits or costs arise with respect to any Vessel from and after such time as any Creditor (or any designee thereof) takes possession or control of such Vessel (except to the extent that any such matter arising under subsection 17.9(e) hereof relates to any circumstance or occurrence arising prior to such time). In litigation, or the preparation therefor, the Creditors and their Affiliates shall be entitled to select their own counsel and, if arising after the occurrence and during the continuation of an Event of Default, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. To the extent that the respective interests of the Creditors in such litigation do not, and reasonably could not be expected to, conflict (such determination of existing or potential conflict to be made by the Creditors using their reasonable good faith judgment), the Creditors shall make reasonable efforts to use common counsel in connection with such litigation and the preparation therefor. If, and to the extent that the obligations of any Credit Party under this Section 17.9 are unenforceable for any reason, such Credit Party hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17.9 shall survive payment or satisfaction in full of the Loan and all other obligations under this Agreement and the other Transaction Documents.

28.10 USA Patriot Act Notice; Bank Secrecy Act. The Facility Agent hereby notifies each of the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Patriot Act”), and the policies and practices of the Facility Agent, each of the Creditors is required to obtain, verify and record certain information and documentation that identifies each of the Credit Parties, which information includes the name and address of each of the Credit Parties and such other information that will allow the Creditors to identify each of the Credit Parties in accordance with the Patriot Act. In addition, each of the Credit Parties shall comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

28.11 CEA Eligible Contract Participant. Notwithstanding anything to the contrary in any Transaction Document, no Credit Party shall be deemed to guarantee, become jointly and severally obligated for or pledge assets in support of a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”) of another Credit Party if at the time that swap is entered into, such Credit Party is not an “eligible contract participant” as defined in Section 1(a)(18) of the CEA.

28.12 Contractual Recognition of Bail-In.

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the EEA Resolution Authority.

(c) a variation of any term of any Transaction Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

28.13 Confidentiality. Each of the Facility Agent, Security Trustee and the Creditors agree to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority or government agency purporting to have jurisdiction and/or supervision over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 17.13, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or (iii) to any credit insurance provider; (g) on a confidential basis to any rating agency in connection with rating the Parent Guarantor or its Subsidiaries or the Loan; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 17.13, or (y) becomes available to the Facility Agent, Security Trustee, any Creditor or any of their respective Affiliates on a non-confidential basis from a source other than a Credit Party. In addition, the Facility Agent, Security Trustee and the Creditors may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Facility Agent, Security Trustee and the Creditors in connection with the administration of this Agreement, the other Transaction Documents, and the Commitments. It is understood and agreed that any Person required to maintain the confidentiality of Information as provided in this Section 17.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information

28.14 Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart. In the event that any Credit Party delivers an executed counterpart of this Agreement by facsimile or electronic transmission, such Credit Party shall also deliver an originally executed counterpart as soon as practicable, but the failure of such Credit Party to deliver an originally executed counterpart of this Agreement shall not affect the validity or effectiveness of this Agreement.

28.15 Headings. In this Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

28.16 Publication. The Facility Agent or any Mandated Lead Arranger may, at its option and sole expense, publish information about its participation (including its arranger and agent role) in the Loan and for such purpose only, use the logo and trademark of the Borrower, the Parent Guarantor or any other Credit Party.

28.17 Termination; Release.

(a) This Agreement shall terminate and the Collateral shall be automatically released from the Lien of this Agreement when the Facility Agent notifies the Borrower that the principal of and interest and premium (if any) on the Loan, all fees and all other expenses or amounts payable under this Agreement shall have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of this Agreement or the Security Documents, survive the termination thereof). Upon termination hereof, the security interests granted by the Security Documents shall automatically terminate and all rights to the Collateral shall revert to the applicable Credit Party. Upon termination hereof or any release of Collateral in accordance with the provisions of this Agreement, the applicable Creditor shall promptly execute and deliver to such Credit Party all releases or other documents reasonably necessary and in form reasonably satisfactory to the Credit Party, any vessel registry or other registry, as applicable, and take such reasonable further actions for the release of such Collateral from the security interests created thereby, upon the written request and at the sole cost and expense of the Credit Parties, assign, transfer and deliver to the Credit Parties, against receipt and without recourse to or warranty of any kind (either express or implied) by such Creditor (except that such Creditor has not assigned or otherwise transferred its security interest in the Collateral), such of the Collateral to be released (in the case of a release) as may be in possession or control of such Creditor and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, with such endorsements or proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(b) If any of the Collateral is sold, transferred or otherwise disposed of by any Credit Party (other than to another Credit Party) in a transaction permitted by this Agreement, then the lien created pursuant to any Security Document in such Collateral shall be released, and the applicable Creditor, at the request and sole expense of such Credit Party, shall promptly execute and deliver to such Credit Party all releases or other documents reasonably necessary and in form reasonably satisfactory to the Credit Party and take such reasonable further actions for the release of such Collateral from the security interests created thereby, provided that the applicable Credit Party shall have delivered to such Creditor, at least five (5) Banking Days (or such shorter period of time acceptable to such Creditor) prior to the date of the proposed release, a certificate of a Responsible Officer of such Credit Party with request for release identifying the relevant Collateral and certifying that such transaction is in compliance with this Agreement and the Security Documents. Guarantee and Indemnity

29. GUARANTEE AND INDEMNITY

29.1 Guarantee and Indemnity. In order to induce the Lenders to make the Loan to the Borrower, each Subsidiary Guarantor irrevocably and unconditionally jointly and severally:

(a) guarantees to each Creditor, as a primary obligor and not merely as a surety, punctual payment and performance by the Borrower and each other Credit Party of all their respective obligations under the Transaction Documents;

(b) undertakes with each Creditor that whenever the Borrower or any other Credit Party does not pay any amount (whether for principal, interest, fees, expenses or otherwise) when due (whether at stated maturity, by acceleration or otherwise) under or in connection with any Transaction Document, such Subsidiary Guarantor shall immediately on demand pay that amount as if it were the primary obligor; and

agrees with each Creditor that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Creditor immediately on demand against any cost, loss or liability it incurs as a result of the Borrower or any other Credit Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Transaction Document on the date when it would have been due. The amount payable by such Subsidiary Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 18 if the amount claimed had been recoverable on the basis of a guarantee.

29.2 Continuing Guarantee. This guarantee is a continuing guarantee that shall remain in full force and effect until the irrevocable payment and performance in full by any Credit Party under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part. This guarantee constitutes a guarantee of punctual performance and payment and not merely of collection. Notwithstanding the foregoing, any Hedging Obligations guaranteed by the Subsidiary Guarantors under this Section 18 shall not include any Excluded Hedging Obligations.

29.3 Reinstatement. If any discharge, release or arrangement (whether in respect of the obligations of any Credit Party or any security for those obligations or otherwise) is made by a Creditor in whole or in part on the basis of any payment, security or other disposition which is rescinded, discharged, avoided or reduced, or must be restored or returned, upon insolvency, bankruptcy, reorganization, liquidation, administration or otherwise, without limitation, then the liability of each Subsidiary Guarantor under this Section 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

29.4 Waiver of Defenses. The obligations of each Subsidiary Guarantor under this Section 18 and in respect of any security provided by or pursuant to the Security Documents are irrevocable, absolute and unconditional and shall not be affected or discharged by an act, omission, matter or thing which, but for this Section 18.4, would reduce, release or prejudice any of its obligations under this Section 18 or in respect of any security provided by or pursuant to the Security Documents (without limitation and whether or not known to it or any Creditor) including (and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to):

(a) any time, waiver or consent granted to, or composition with, any Credit Party or other person;

(b) the release of any other Credit Party or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Credit Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any collateral;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the corporate or company structure, shareholders, members or status of a Credit Party or any other person (including without limitation any change in the holding of such Credit Party’s or other person’s Equity Interests);

(e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Transaction Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Transaction Document or other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or any other document or security;

(g) any bankruptcy, insolvency or similar proceedings;

(h) any election of remedies by a Creditor that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any Credit Party, any other guarantor or any other person or entity or any collateral;

(i) any right of set-off or counterclaim against or in respect of the obligations of such Subsidiary Guarantor hereunder; or

(j) any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Credit Party.

29.5 Other Waivers. Each Subsidiary Guarantor hereby unconditionally and irrevocably waives:

(a) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice and this guarantee and any requirement that a Creditor protect, secure, perfect or insure any security, Lien or any property subject thereto or exhaust any right or take any action against a Credit Party, any other guarantor or any other person or entity or any collateral;

(b) any right to revoke this guarantee; and

(c) any duty on the part of a Credit Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of that Credit Party or any of their respective Subsidiaries now or hereafter known by any Creditor.

29.6 Acknowledgment of Benefits. Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 18 are knowingly made in contemplation of such benefits.

29.7 Immediate Recourse. Each Subsidiary Guarantor waives any right it may have of first requiring any Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Transaction Document or to enforce any security provided by or pursuant to the Security Documents) before claiming or commencing proceedings under this Section 18. This waiver applies irrespective of any law or any provision of a Transaction Document to the contrary.

29.8 Appropriations. Until all amounts which may be or become payable by the Credit Party under or in connection with the Transaction Documents have been irrevocably paid in full, each Creditor (or any trustee or agent on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Creditor (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Subsidiary Guarantor shall be entitled to the benefit of the same; and

(b) hold in an interest-bearing suspense account any moneys received from a Subsidiary Guarantor or on account of a Subsidiary Guarantor’s liability under this Section 18.

29.9 Deferral of Subsidiary Guarantors’ Rights. All rights which a Subsidiary Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Credit Party or their respective assets shall be fully subordinated to the rights of the Creditors under the Transaction Documents and until all obligations under the Transaction Documents are paid in full and unless the Facility Agent otherwise directs, no Subsidiary Guarantor will exercise its rights which it may have (whether in respect of any Transaction Document to which it is a party or any other transaction) by reason of performance by it of its obligations under the Transaction Documents or by reason of any amount being payable, or liability arising, under this Section 18:

(a) to be indemnified by any Credit Party;

(b) to claim any contribution from any third party providing security for, or any other guarantor of, any Credit Party’s obligations under the Transaction Documents;

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditors under the Transaction Documents or of any other guarantee or security taken pursuant to, or in connection with, the Transaction Documents by any Creditor;

(d) to bring legal or other proceedings for an order requiring any Credit Party to make any payment, or perform any obligation, in respect of which a Subsidiary Guarantor has given a guarantee, undertaking or indemnity under Section 18.1;

(e) to exercise any right of set-off against any Credit Party; and/or

(f) to claim or prove as a creditor of any Credit Party in competition with any Creditor.

If a Subsidiary Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Creditors by the Credit Party under or in connection with the Transaction Documents to be repaid in full on trust for the Creditors and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with the terms of this Agreement.

29.10 Additional Security. This guarantee and any other security or Lien given by each Subsidiary Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or security or any other right of recourse now or subsequently held by any Creditor or any right of set-off or netting or right to combine accounts in connection with the Transaction Documents.

29.11 Independent Obligations. The obligations of each Subsidiary Guarantor under or in respect of this guarantee are independent of any other obligations of any other Credit Party under or in respect of the Transaction Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this guarantee irrespective of whether any action is brought against any other Credit Party or whether any other Credit Party is joined in any such action or actions.

29.12 Limitation of Liability. Each of the Subsidiary Guarantors and each of the Creditors hereby confirms that it is its intention that the obligations under this guarantee not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law. To effectuate the foregoing intention, each of the

Subsidiary Guarantors and each of the Creditors hereby irrevocably agrees that the obligations guaranteed by each Subsidiary Guarantor under this guarantee shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws, result in the obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

29.13 Applicability of Provisions of Guarantee to Other Security. Sections 18.2, 18.3, 18.4, 18.5, 18.6, 18.7, 18.8, 18.9, 18.10, 18.11 and 18.12 shall apply, with any necessary modifications, to any security or Lien which a Subsidiary Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the obligations under the Transaction Documents or any part of them.

29.14 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Subsidiary Guarantor to honor all of its obligations under this Section 18 in respect of any Hedging Obligations (provided, that each Qualified ECP Guarantor shall be liable under this Section 18.14 only for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 18.14, or otherwise under this Section 18, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this Section 18.14 constitute, and this Section 18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

29.15 Subordination.

(a) Subordination of Liabilities. Each Credit Party, for itself, its successors and assigns, hereby subordinates its claims with respect to all Intercompany Debt, and all amounts owing in respect thereof (all such claims and amounts in respect of such Intercompany Debt, “Subordinated Indebtedness”), of any other Credit Party owing to it, whether now existing or hereafter arising, to the prior payment in full in cash of all obligations due to the Creditors under any Transaction Document always subject to and in accordance with the subordination provisions set forth in this Section 18.15 (including any exceptions); provided, that notwithstanding anything contained herein to the contrary, each Credit Party may repay any Intercompany Debt in full or in part so long as no Event of Default shall have occurred and be continuing.

(b) Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

(i)

Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all obligations owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness then outstanding.

(ii)

No Credit Party that is a payor under any Intercompany Debt shall, directly or indirectly (and no person or other entity on behalf of such Credit Party may), make any payment of any Subordinated Indebtedness until all Senior Indebtedness has been paid in full in cash if any Event of Default has occurred and is continuing or would result therefrom. Each Credit Party that is a holder of the Subordinated Indebtedness hereby agrees that, so long as any such Event of Default has occurred and is continuing, it will not sue for, or otherwise take any action to enforce the payor’s obligations to pay, amounts owing in respect of the Subordinated Indebtedness. Each Credit Party that is a holder of the Subordinated Indebtedness understands and agrees that to the extent that sub-clause (i) of this clause (b) or this sub-clause (ii) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Subordinated Indebtedness and the holder(s) of the Subordinated Indebtedness may not sue for, or otherwise take action to enforce the payor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the payor to the holder(s) of the Subordinated Indebtedness pursuant to the terms of the Subordinated Indebtedness. Notwithstanding the foregoing, so long as an Event of Default is not continuing, each Credit Party will be entitled to make (and any person or other entity on behalf of the such Credit Party shall be entitled to make) and the holder(s) of any Subordinated Indebtedness will be entitled to receive, payments of principal and/or interest under the Subordinated Indebtedness.

(iii)

In the event that, notwithstanding the provisions of the preceding sub-clauses (i) and (ii) of this clause (b), any Credit Party that is a payor under any Subordinated Indebtedness (or any Person on behalf of such Credit Party) makes (or the holder(s) of the Subordinated Indebtedness receives) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said sub-clause (i) or (ii), such payment shall be held by the holder(s) of the Subordinated Indebtedness, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Facility Agent, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(c) Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of a Credit Party. Upon any distribution of assets of any Credit Party upon dissolution, winding up, liquidation or reorganization of such Credit Party (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i)

the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder(s) of the Subordinated Indebtedness is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(ii)

any payment or distributions of assets of such Credit Party of any kind or character, whether in cash, property or securities to which the holder(s) of any outstanding Subordinated Indebtedness would be entitled except for the provisions of this Section 18.15, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Facility Agent, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(iii)

in the event that, notwithstanding the foregoing provisions of this clause (c), any payment or distribution of assets of such Credit Party of any kind or character, whether in cash, property or securities, shall be received by the holder(s) of the Subordinated Indebtedness on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the Facility Agent for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(d) Obligation of the Payor Unconditional. Nothing contained in this Section 18.15 or in the Subordinated Indebtedness is intended to or shall impair, as between the payor of any Subordinated Indebtedness on the one hand and the holder(s) of the Subordinated Indebtedness on the other hand, the obligation of the payor, which is absolute and unconditional, to pay to the holder(s) of the Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder(s) of the Subordinated Indebtedness and creditors of the payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder(s) of the Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law upon an event of default under the Subordinated Indebtedness, subject to the provisions of this Section 18.15 and the rights, if any, under this Section 18.15 of the holders of Senior Indebtedness in respect of cash, property, or securities of the payor of any Subordinated Indebtedness received upon the exercise of any such remedy. Upon any distribution of assets of the payor of any Subordinated Indebtedness referred to in this Section 18.15, the holder(s) of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder(s) of the Subordinated Indebtedness, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of such payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 18.15.

(e) Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act in good faith by any such holder, or by any noncompliance by any Credit Party with the terms and provisions of the Subordinated Indebtedness, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder(s) of the Subordinated Indebtedness with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder(s) of the Subordinated Indebtedness.

(f) Senior Indebtedness. The term “Senior Indebtedness” shall mean all obligations of the Credit Parties under, or in respect of, this Agreement and each other Transaction Document.

29.16 Amendment and Restatement.

(a) On the Effective Date, the Original Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Original Credit Agreement shall thereafter be of no further force and effect, except to evidence (i) the incurrence by the Security Parties of the indebtedness, liabilities and obligations under the Original Credit Agreement (whether or not such indebtedness, liabilities and obligations are contingent as of the Effective Date), (ii) the representations and warranties made by the Security Parties prior to the Effective Date and (iii) any action or omission performed or required to be performed pursuant to such Original Credit Agreement prior to the Effective Date (including any failure, prior to the Effective Date, to comply with the covenants contained in such Original Credit Agreement). The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Original Credit Agreement existing prior to the Effective Date. This Agreement is not in any way intended to evidence payment, extinguishment or novation of all or any portion of the obligations and liabilities existing under the Original Credit Agreement.

(b) The terms and conditions of this Agreement and the Creditors’ rights and remedies under this Agreement and the other Transaction Documents shall apply to (i) all of the indebtedness, liabilities and obligations incurred hereunder and the other Transaction Documents and (ii) all of the indebtedness, liabilities and obligations of the Security Parties incurred under the Original Credit Agreement and the other “Transaction Documents” (as defined in the Original Credit Agreement) (the “Original Transaction Documents”).

(c) Each Security Party hereby reaffirms (and re-grants) the security interests, liens and collateral granted pursuant to the Original Transaction Documents (to which it is a party) to the Security Trustee for the benefit of the Creditors (as defined in the Original Credit Agreement), which security interests, liens and interests in collateral shall continue in full force and effect during the term of this Agreement and any renewals thereof and shall continue to secure the indebtedness, liabilities and obligations of the Security Parties incurred under the Original Credit Agreement and secure the indebtedness, liabilities and obligation of the Security Parties incurred under this Agreement. Each of the Security Parties hereby consents to the execution, delivery and performance of this Agreement and all of the other Transaction Documents executed in connection therewith.

(d) On and after the Effective Date, (i) all references to the Original Credit Agreement in the Transaction Documents (other than this Agreement) shall be deemed to refer to this Agreement, (ii) all references to the Notes in the Transaction Documents shall be deemed to be the Amended and Restated Notes executed and delivered by the Borrower pursuant to this Agreement, (iii) all references to any Article, Section or sub-clause of the Original Credit Agreement in any Transaction Document (other than this Agreement) shall be deemed to be references to the corresponding provisions of this Agreement.

(e) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Transaction Document, all terms and conditions of the Original Transaction Documents remain in full force and effect unless otherwise specifically amended hereby or amended by any other Transaction Document.

29.17 EU Blocking Lender Carve-Out. The provisions of this Agreement and the other Transaction Documents, including the representations and warranties and covenants in Section 2.1(y), 8.1(t), 9.1(v) and 9.2(m), shall only apply for the benefit of a Creditor insofar as the giving of and compliance with provisions do not result in a violation of or conflict with any provision of Council Regulation (EC) 2271/1996 (in conjunction with Commission Delegated Regulation EU 2018/1100) or any similar anti-boycott laws or regulation by that Creditor.

29.18 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any Interest Rate Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States.

(b) As used in this Section 18.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” shall have the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

IN WITNESS whereof, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

SEACOR MARINE HOLDINGS INC., as Parent Guarantor

By:
Name:
Title:

SEACOR MARINE FOREIGN HOLDINGS INC., as Borrower

By:
Name:
Title:

AARON S MCCALL LLC, as Subsidiary Guarantor

By:
Name:
Title:

ALYA MCCALL LLC, as Subsidiary Guarantor

By:
Name:
Title:

MICHAEL G MCCALL LLC, as Subsidiary Guarantor

By:
Name:
Title:

FALCON PEARL LLC, as Subsidiary Guarantor

By:
Name:
Title:

FALCON DIAMOND LLC, as Subsidiary Guarantor

By:
Name:
Title:

SEA-CAT CREWZER LLC, as Subsidiary Guarantor

By:
Name:
Title:

SEA-CAT CREWZER II LLC, as Subsidiary Guarantor

By:
Name:
Title:

SEACOR HAWK LLC, as Subsidiary Guarantor

By:
Name:
Title:

SEACOR EAGLE LLC, as Subsidiary Guarantor

By:
Name:
Title:

SEACOR OFFSHORE MCCALL LLC, as Subsidiary Guarantor

By:
Name:
Title:

SEACOR OFFSHORE MYSTERY LLC, as Subsidiary Guarantor

By:
Name:
Title:

SEACOR OFFSHORE MISCHIEF LLC, as Subsidiary Guarantor

By:
Name:
Title:

With respect to Section 18.16 only:

SEACOR MARINE LLC,
as Relevant Parent

By:
Name:
Title:

FALCON GLOBAL INTERNATIONAL LLC
as Relevant Parent

By:
Name:
Title:

SEACOR OFFSHORE LLC
as Relevant Parent

By:
Name:
Title:

C-LIFT LLC
as Relevant Parent

By:
Name:
Title:

SEACOR Offshore Vessel Holdings LLC
as Relevant Parent

By:
Name:
Title:

DNB BANK ASA, NEW YORK BRANCH, as Facility Agent, Security Trustee and Swap Bank

By:
Name:
Title:

By:
Name:
Title:

DNB CAPITAL LLC, as Lender

By:
Name:
Title:

By:
Name:
Title:

CLIFFORD CAPITAL PTE. LTD.,
as Lender

By:
Name:
Title:

DEUTSCHE BANK AG,
as Lender

By:
Name:
Title:

HANCOCK WHITNEY BANK,
as Lender

By:
Name:
Title:

CITICORP NORTH AMERICA, INC.,
as Lender

By:
Name:
Title:

SCHEDULE 1

PARTIES

SCHEDULE 1-A

SECURITY PARTIES

(a)	Borrower

Party	Jurisdiction
SEACOR Marine Foreign Holdings Inc.	Marshall Islands

(b)	Parent Guarantor

SEACOR Marine Holdings Inc.	Delaware

(c)	Subsidiary Guarantors

Aaron S McCall LLC	Delaware
Alya McCall LLC	Delaware
Michael G McCall LLC	Delaware
Falcon Pearl LLC	Marshall Islands
Falcon Diamond LLC	Marshall Islands
SEA-CAT CREWZER LLC	Marshall Islands
SEA-CAT CREWZER II LLC	Marshall Islands
SEACOR Hawk LLC	Delaware
SEACOR Eagle LLC	Delaware
SEACOR Offshore McCall LLC	Delaware
SEACOR Offshore Mystery LLC	Delaware
SEACOR Offshore Mischief LLC	Delaware

(d)	Relevant Parents

SEACOR Offshore Vessel Holdings LLC	Delaware
SEACOR Marine LLC	Delaware
C-Lift LLC	Delaware
Falcon Global International LLC	Marshall Islands

SCHEDULE 1-B

LENDERS AND OUTSTANDING LOAN AMOUNTS

Name/Notice Details	Outstanding Principal Amount of Tranche A as of Effective Date	Outstanding Principal Amount of Tranche B as of Effective Date
DNB CAPITAL LLC 30 Hudson Yards, 81st Floor New York, New York 10001 Attention: Ms. Samantha Stone Email: Samantha.stone@dnb.no Loan Administration Department: Attention: Loan Services Department Telephone: (212) 681-3837 / (212) 681-3800 Facsimile: (212) 681-4123 Email: nyloanscsd@dnb.no	$0	$31,897,971.20

CLIFFORD CAPITAL PTE. LTD. One Raffles Quay #23-01 North Tower Singapore 048583 Credit: Attention: Desmond Wong / Vanessa Neo Telephone No.: +65 6229 2926 / +65 6229 2924 Facsimile No: +65 6444 9600 Email: ccplrisk@cliffordcap.sg Loan Administration: Attention: Cindy Oh / Lee Li Ling Telephone No.: +65 6229 2929 / +65 6229 2930 Email: fto@cliffordcap.sg	$0	$17,242,146.60

DEUTSCHE BANK AG Winchester House, 1 Great Winchester Street EC2N 2DB London, United Kingdom Credit: Attn: Alex Mahler Telephone: +44 (20) 754-74279 Email: alex.mahler@db.com Administrative: Attn: Alison Hatch Telephone: +44 (20) 754-77173 Email: Ls2.distrading@list.db.com	$14,368,455.50	$0

HANCOCK WHITNEY BANK 7910 Main Street Houma, LA 70360 Telephone No.: (985) 853-7429 Attention: Mr. Tommy Pitre Facsimile No.: (985) 853-7479 Email: tommy.pitre@hancockwhitney.com Loan Administration Department: Attention: Specialized Lending Administrator Telephone: (504) 552-4517 Facsimile: (504) 801-3850 Email: pscls@hancockwhitney.com	$0	$5,747,382.20

CITICORP NORTH AMERICA, INC. 388 Greenwich Street, 22nd Floor New York, NY 10013 Credit: Attention: Rob Malleck / Kaan Balabaner Telephone: +1 (212) 816 5435 / +1 (713) 821 4741 Facsimile: +1 (646) 291 1688 Email: Robert.mallek@citi.com / kaan.balabaner@citi.com Administrative: Attention: Saket Kumar Darshan / Bhasker Vinoliya Telephone: +1 (201) 751 7571 Email: GLOriginationOps@citigroup.com	$5,460,013.09	$0

SWAP BANKS

DNB BANK ASA, NEW YORK BRANCH

30 Hudson Yards, 81st Floor

New York, New York 10001

Telephone No.: (212) 681-3800

Attention: Credit Middle Office / Loan Services Department

Facsimile No.: (212) 681-4123

Email: nyloanscsd@dnb.no

HANCOCK WHITNEY BANK

7910 Main Street

Houma, LA 70360

Telephone No.: (985) 853-7429

Attention: Mr. Tommy Pitre

Facimile No.: (985) 853-7479

Email: tommy.pitre@hancockwhitney.com

Loan Administration Department:

Attention: Specialized Lending Administrator

Telephone: (504) 552-4517

Facsimile: (504) 801-3850

Email: pscls@hancockwhitney.com

SCHEDULE 2

INDEBTEDNESS

•

A promissory note dated September 28, 2018 made by SEACOR Marine Foreign Holdings Inc., in favor of Seabulk Overseas Transport, Inc. in the principal sum of $30,470,557, which shall be payable on September 13, 2028 (so long as such promissory note is subordinated pursuant to the terms similar to those contained in Section 18.15).

SCHEDULE 3

LIENS

None

SCHEDULE 4

SCHEDULE 4-A

CREDIT SUPPORT VESSELS

Asset Class / Name	Owner	Flag
Fast Supply Vessels

SEACOR Cheetah	SEA-CAT CREWZER LLC	Marshall Islands

SEACOR Cougar	SEA-CAT CREWZER LLC	Marshall Islands

SEACOR Leopard	SEA-CAT CREWZER II LLC	Marshall Islands

SEACOR Lynx	SEA-CAT CREWZER II LLC	Marshall Islands

Aaron S McCall	Aaron S McCall LLC	Marshall Islands

Alya McCall	Alya McCall LLC	Marshall Islands

Michael G McCall	Michael G McCall LLC	Marshall Islands

Najla McCall	SEACOR Offshore LLC	Marshall Islands

Carlene McCall	SEACOR Offshore McCall LLC	Marshall Islands

Capt Elliot McCall	SEACOR Offshore Mischief LLC	United States

Mr Steven McCall	SEACOR Offshore Mystery LLC	United States

Liam J McCall	SEACOR Marine LLC	Marshall Islands

Liftboats

Falcon Diamond	Falcon Diamond LLC	Marshall Islands

Falcon Pearl	Falcon Pearl LLC	Marshall Islands

Platform Supply Vessels

SEACOR Totonaca	SEA-CAT CREWZER LLC	Marshall Islands

SEACOR Mixteca	SEACOR Offshore LLC (30%) and SEACOR LB Offshore LLC (70%)	United States

SCHEDULE 4-B

ADDITIONAL CREDIT SUPPORT VESSELS

Asset Class / Name	Owner	Flag
Fast Supply Vessels

Michael Crombie McCall	SEACOR Marine LLC	United States

Liftboats

SEACOR Hawk	SEACOR Hawk LLC	United States

SEACOR Eagle	SEACOR Eagle LLC	United States

SCHEDULE 5

INVESTMENTS

None

SCHEDULE 6

AFFILIATE TRANSACTION

None

SCHEDULE 7

DEFERRED PAYMENT AGREEMENTS

Deferred Payment Agreements:

1.

Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Amazon LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Amazon DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 August 2022 is $10,791,658.30.

2.

Payment Agreement dated 18 January 2018 between SEACOSCO Congo LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Congo DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 August 2022 is $10,499,997.00.

3.

Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Danube LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Danube DPA”). The payment obligations mature on 20 February 2029 and the principal amount outstanding as of 31 August 2022 is $11,666,666.64.

4.

Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Murray LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Murray DPA”). The payment obligations mature on 21 May 2028 and the principal amount outstanding as of 31 August 2022 is $10,791,666.67.

5.

Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Nile LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Nile DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 August 2022 is $10,208,333.29.

6.

Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Ohio LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Ohio DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 August 2022 is $7,796,250.00.

7.

Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Parana LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Parana DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 August 2022 is $10,791,666.66.

8.

Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Yangtze LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Yangtze DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 August 2022 is $7,796,250.00.

Deferred Payment Agreement Parent Guarantees:

1.

Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Amazon LLC in connection with the SEACOSCO Amazon DPA, effective as of the closing of the SEACOSCO SPA.

2.

Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Congo LLC in connection with the SEACOSCO Congo DPA, effective as of the closing of the SEACOSCO SPA.

3.

Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Danube LLC in connection with the SEACOSCO Danube DPA, effective as of the closing of the SEACOSCO SPA.

4.

Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Murray LLC in connection with the SEACOSCO Murray DPA, effective as of the closing of the SEACOSCO SPA.

5.

Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Nile LLC in connection with the SEACOSCO Nile DPA, effective as of the closing of the SEACOSCO SPA.

6.

Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Ohio LLC in connection with the SEACOSCO Ohio DPA, effective as of the closing of the SEACOSCO SPA.

7.

Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Parana LLC in connection with the SEACOSCO Parana DPA, effective as of the closing of the SEACOSCO SPA.

8.

Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Yangtze LLC in connection with the SEACOSCO Yangtze DPA, effective as of the closing of the SEACOSCO SPA.

Deferred Payment Agreement Vessels and Owners:

1.	SEACOSCO Amazon LLC, owner of a Marshall Islands flagged vessel SEACOR Amazon (formerly SEACOSCO Amazon) with Official Number 7875.

2.	SEACOSCO Congo LLC, owner of a Marshall Islands flagged vessel SEACOR Congo (formerly SEACOSCO Congo) with Official Number 7878.

3.	SEACOSCO Danube LLC, owner of a Marshall Islands flagged vessel SEACOR Demerara (formerly SEACOSCO Danube) with Official Number 7880.

4.	SEACOSCO Murray LLC, owner of a Marshall Islands flagged vessel SEACOR Murray (formerly SEACOSCO Murray) with Official Number 7879.

5.	SEACOSCO Nile LLC, owner of a Marshall Islands flagged vessel SEACOR Nile (SEACOSCO Nile) with Official Number 7877.

6.	SEACOSCO Ohio LLC, owner of a Marshall Islands flagged vessel SEACOR Ohio (formerly SEACOSCO Ohio) with Official Number 7874.

7.	SEACOSCO Parana LLC, owner of a Marshall Islands flagged vessel SEACOR Paraná (formerly SEACOSCO Parana) with Official Number 7876.

8.	SEACOSCO Yangtze LLC, owner of a Marshall Islands flagged vessel SEACOR Yangtze (formerly SEACOSCO Yangtze) with Official Number 7873.

SEACOSCO SPA:

1.

Sale and Purchase Agreement dated 31 May 2020 between SEACOR Offshore Asia LLC, China Shipping Fan Tai Limited and China Shipping Industry (Hong Kong) Co., Limited, related to the ownership interests in SEACOSCO Offshore LLC (the “SEACOSCO SPA”).

SEACOSCO SPA DPA Parent Guarantee:

1.

Parent Guarantee dated 31 May 2020 between SEACOR Marine Holdings Inc., China Shipping Fan Tai Limited and China Shipping Industry (Hong Kong) Co., Limited, pursuant to which SEACOR Marine Holdings Inc. shall guarantee certain payment obligations referred to in the SEACOSCO SPA, effective as of the closing of the SEACOSCO SPA.